SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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19601 North 27th Avenue
Phoenix, Arizona 85027

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 26, 2003

TO THE STOCKHOLDERS OF PETSMART, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PETsMART, Inc., a Delaware corporation, will be held on Thursday, June 26, 2003, at 10:00 a.m. local time at The Fairmont Dallas, 1717 North Akard Street, Dallas, Texas 75201 for the following purposes:

1.	To elect three directors to hold office until the 2006 Annual Meeting of Stockholders.
2.	To approve our 2003 Equity Incentive Plan, an amendment and restatement of our 1995 Equity Incentive Plan.
3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on April 28, 2003, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

Scott A. Crozier Secretary

Phoenix, Arizona
May 12, 2003

     YOUR VOTE IS IMPORTANT. PLEASE FOLLOW THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD FOR VOTING BY INTERNET OR BY TELEPHONE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON; OR, IF YOU PREFER, KINDLY MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE (WHICH IS POSTAGE PREPAID, IF MAILED IN THE UNITED STATES). EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

19601 North 27th Avenue
Phoenix, Arizona 85027

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
June 26, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed proxy is solicited on behalf of the Board of Directors of PETsMART, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on Thursday, June 26, 2003, at 10:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at The Fairmont Dallas, 1717 North Akard Street, Dallas, Texas 75201. We intend to mail this Proxy Statement and accompanying proxy card on or about May 12, 2003, to all stockholders entitled to vote at the Annual Meeting.

Solicitation

     We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing, and mailing of this Proxy Statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of Common Stock for their reasonable costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by electronic means, mail, facsimile, telephone, or personal solicitation by our directors, officers, or other regular employees. No additional compensation will be paid to our directors, officers, or other regular employees for such services. In addition, we have retained Georgeson Shareholder Communications Inc., to assist with the solicitation of proxies for a fee of $8,500, plus reasonable expenses.

Voting Rights and Outstanding Shares

     To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting in person. Most stockholders have three options for submitting their votes: (1) via the Internet; (2) by phone; or (3) by mail, using the paper proxy card. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient, and it saves PETsMART significant postage and processing costs. In addition, when you vote via the Internet or by phone prior to the date of our Annual Meeting, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted. For further instructions on voting, see your proxy card or, if applicable, the e-mail you received for electronic delivery of this Proxy Statement. If you attend the Annual Meeting, you may also submit your vote in person, and any previous votes that you submitted, whether by Internet, phone, or mail, will be superseded by the vote that you cast at the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

     Only holders of record of Common Stock at the close of business on April 28, 2003, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 28, 2003, we had outstanding and entitled to vote 141,125,652 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Delivery of Stockholder Communications

     If you received your Annual Meeting materials by mail, we encourage you to conserve our natural resources, as well as significantly reduce printing and mailing costs, by signing up to electronically receive your PETsMART stockholder communications. With electronic delivery, upon the commencement of the mailing you will be notified via e-mail of the availability of the Annual Report and Proxy Statement on the Internet, and you can easily vote online. Electronic delivery can also help reduce the number of bulky documents in your personal files and eliminate duplicate mailings. To enroll for electronic delivery, visit www.icsdelivery.com/petm.

     The Securities and Exchange Commission, or SEC, has adopted rules that permit companies and intermediaries such as brokers to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a copy of such materials, other than the proxy card to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. Beneficial stockholders can request information about householding from their banks, brokers, or other holders of record. Through householding, stockholders of record who have the same address and last name will receive only one copy of our Proxy Statement and Annual Report unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

     Stockholders who participate in householding will continue to receive separate proxy cards. If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of Proxy Statements and Annual Reports, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the Proxy Statement or Annual Report for your household, please contact ADP Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement and Annual Report, please notify your broker if you are a beneficial stockholder. Beneficial and record holders may also direct their written requests to PETsMART, Inc., 19601 North 27th Avenue, Phoenix, Arizona 85027, Attention: Secretary or via phone at (623) 587-2025.

Revocability of Proxies

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with our Secretary at our principal executive office at 19601 North 27th Avenue, Phoenix, Arizona 85027, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Stockholder Proposals

     Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, the deadline for submitting a stockholder proposal for inclusion in our Proxy Statement and form of proxy for our 2004 Annual Meeting of Stockholders is January 13, 2004. Pursuant to our bylaws, stockholders who wish to bring matters or propose nominees for director at our 2004 Annual Meeting of Stockholders must provide specified information to us between March 28, 2004, and April 27, 2004. Stockholders are also advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations. Proposals by stockholders must be mailed to our Secretary at our principal executive office located at 19601 North 27th Avenue, Phoenix, Arizona 85027.

PROPOSAL ONE

ELECTION OF DIRECTORS

     Our restated certificate of incorporation and bylaws provide that our Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on our Board may be filled only by persons elected by a majority of the remaining directors. A director elected by our Board to fill a vacancy, including a vacancy created by an increase in size of our Board of Directors, shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

     The Board of Directors is presently composed of 10 members, nine of whom are non-employee directors. There are no vacancies. There are three directors in the class whose terms of office expire in 2003, one of which, Norman E. Brinker, has advised us that he intends to retire from the Board at the time of the Annual Meeting. Mr. Ronald Kirk has therefore been nominated for election. Ms. Jane Evans and Mr. Walter J. Salmon are the other two directors whose terms expire in 2003, and both are nominees for re-election. If elected at the Annual Meeting, each of the nominees would serve until the 2006 Annual Meeting of Stockholders and until their successors are elected and qualified, or until such director’s earlier death, resignation, or removal.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve.

     Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

Nominees for Election for a Three-Year Term Expiring at the 2006 Annual Meeting

     Jane Evans, age 58, has been a director of PETsMART since March 1999. Since May 2001, Ms. Evans has been Chief Executive Officer of Opnix, Inc., a high-tech start-up providing IS traffic management. From 1995 to 2001, Ms. Evans served as President and Chief Executive Officer of Gamut Interactive, an interactive television and consumer operating system provider. In May 2001, Gamut Interactive filed for protection under Chapter 7 of the United States Bankruptcy Code. From 1991 to 1995, she served as Vice President and General Manager, Home and Personal Services, for US West Communications. Ms. Evans serves as a director of Altria, Inc. (formerly Philip Morris Companies, Inc.), Georgia Pacific Corporation, Hypercom Corp., KB Home, and Main Street & Main Incorporated. She also serves on the Board of Trustees of Vanderbilt University.

     Ronald Kirk, age 48, has been a Partner in the Corporate and Securities Practice of the law firm of Gardere Wynne Sewell LLP, since 1994. From 1995 to 2001, he was also the Mayor of Dallas, Texas. Mr. Kirk also serves as a director of Brinker International and Dean Foods Company and serves on the Board of Trustees of Austin College.

     Walter J. Salmon, age 72, has been a director of PETsMART since June 1997. He has been the Stanley Roth, Sr., Professor of Retailing, Emeritus, at the Harvard University Business School since 1997, and was the Stanley Roth, Sr., Professor of Retailing, from 1980 to 1997. Mr. Salmon also serves as a director of Cole National Corp., The Neiman Marcus Group, Stage Stores, Inc., and Party City Corporation.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE

Directors Continuing in Office Until the 2004 Annual Meeting

     Barbara A. Munder, age 57, has been a director of PETsMART since March 1999. Since 2002, she has served as Senior Advisor to Euromoney Institutional Investor PLC and a director of the operating group, Institutional Investor Institute. From 2001 to 2002, she was a principal of Munder & Associates, a marketing and web strategy consulting firm, and also during 2001, she was Chief Operating Officer of Women.future, a distance learning company. Ms. Munder previously spent 24 years at The McGraw-Hill Companies where she held various positions, including Senior Vice President, New Initiatives, with oversight for corporate-wide electronic commerce; Senior Vice President, Corporate Affairs, with responsibility for branding, marketing, communications, and Washington affairs; and Vice President and General Manager, Business Week Services, with responsibility for the publishing unit’s newsletter, electronic, conference, and licensing operations.

     Thomas D. O’Malley, age 61, has been a director of PETsMART since March 2002. Since 2002, Mr. O’Malley has served as Chairman of the Board of Directors of Premcor Inc. From 2001 to 2002, Mr. O’Malley served as Vice Chairman of Phillips Petroleum Company, which acquired Tosco Corporation in 2001. From 1990 to 2001, Mr. O’Malley served as Chairman and Chief Executive Officer of Tosco Corporation. Prior to 1990, Mr. O’Malley served as Vice Chairman of Salomon, Inc., and Chief Executive Officer of its wholly owned division, Phibro Energy, Inc. Mr. O’Malley also serves as a director of Lowe’s Companies, Inc.

     Nancy J. Pedot, age 51, has been a director of PETsMART since March 2002. Since April 2003, Ms. Pedot has served as Acting Chief Executive Officer of Party City Corporation. From 1994 until her retirement in 1997, Ms. Pedot served as President and Chief Executive Officer of The Gymboree Corporation, a designer, manufacturer, and retailer of children’s apparel and accessories. From 1989 to 1994, she served as Gymboree’s Senior Vice President of Merchandising. Ms. Pedot also serves as a director of Party City Corporation.

     Thomas G. Stemberg, age 54, has been a director of PETsMART since 1988. Since 1998, Mr. Stemberg has served as Executive Chairman of Staples, Inc., an office supply superstore retailer, and from 1986 until 2001, he also served as Chief Executive Officer of Staples, Inc. Mr. Stemberg also serves as a director of The NASDAQ Stock Market, Inc., and Polycom, Inc.

Directors Continuing in Office Until the 2005 Annual Meeting

     Lawrence A. Del Santo, age 69, has been a director of PETsMART since September 1998. From 1994 until his retirement in 1997, Mr. Del Santo served as the Chairman and Chief Executive Officer of Vons Companies, a supermarket retailer. From 1993 to 1994, he served as Senior Vice President and Chief Operating Officer of American Stores Company, a grocery retailer. Mr. Del Santo also serves as a director of Supervalu, Inc.

     Philip L. Francis, age 56, has been a director of PETsMART since 1989 and our Chief Executive Officer since March 1998. In September 1999, he was also named Chairman of the Board, and from 1998 to 2001, he was also the President of PETsMART. From 1991 to 1998, he held various positions with Shaw’s Supermarkets, Inc., a subsidiary of J. Sainsbury plc., including Chief Executive Officer, Chief Operating Officer, and President. Prior to that he held several senior management positions for Roundy’s, Inc., Cardinal Health and the Jewel Companies.

     Richard K. Lochridge, age 59, has been a director of PETsMART since June 1998. Mr. Lochridge is the founder and has been President since 1986 of Lochridge & Company, Inc., a management consulting firm. He also serves as a director of Lowe’s Companies, Inc., John H. Harland Company, and Dover Corporation.

Board Committees and Meetings

     During the fiscal year ended February 2, 2003, the Board of Directors held seven meetings. The Board has an Audit Committee, a Compensation Committee, and a Corporate Governance Committee.

     The Audit Committee provides assistance to the Board of Directors in fulfilling its responsibility to our stockholders with respect to its oversight of: the quality and integrity of PETsMART’s financial statements and disclosures, our compliance with legal and regulatory requirements, the relationship with our internal auditors and our independent auditors including their independence, the audit and additional services, and our internal and disclosure controls. During fiscal year 2002, the Audit Committee was composed of three non-employee directors: Mr. Lochridge, Ms. Pedot, and Mr. O’Malley. All members of our Audit Committee are financially literate and are independent, as independence is defined in Rule 4200(a)(14) of the NASD listing standards. It met eight times during fiscal year 2002. Its report is shown on page 24. The Board of Directors has amended the Audit Committee Charter, which is attached hereto as Exhibit A.

     The Compensation Committee makes recommendations concerning salaries and incentive compensation awards, stock awards to employees and consultants under our equity incentive plans, and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. Its report is shown on page 22. During fiscal year 2002, the Compensation Committee was initially composed of the following non-employee directors: Ms. Munder and Messrs. Stemberg, Del Santo, and Brinker. In June 2002, Mr. Brinker stepped down from the Compensation Committee to join the Corporate Governance Committee. The Compensation Committee met four times during fiscal year 2002.

     The Corporate Governance Committee provides advice and assistance relating to corporate governance, to the organization and functioning of our Board of Directors and its committees, and to the selection of members for our Board of Directors and appointments to its committees. During fiscal year 2002, the Corporate Governance Committee was initially composed of the following non-employee directors: Mr. Del Santo, Ms. Evans, Mr. Salmon. In June 2002, Mr. Brinker joined the Corporate Governance Committee. It met four times during fiscal year 2002.

     During fiscal year 2002, all directors, other than Mr. Del Santo, attended at least 75% of the aggregate meetings of the Board and of the committees on which they served that were held during the period for which they were a director or committee member, respectively.

Director Compensation

     Each non-employee director receives an annual retainer of $24,000 and the lead director receives an additional retainer of $20,000. In addition, each non-employee director receives a fee of $1,500 for each Board and committee meeting attended. For the first three quarters of fiscal year 2002, committee chairs each received an additional $1,000 quarterly. After performing a review of the supplemental duties associated with serving as a committee chair, commencing with the fourth quarter of fiscal year 2002, the committee chair for the Compensation Committee and the Corporate Governance Committee each receives $2,500 quarterly and the Audit Committee chair receives $3,750 quarterly. Non-employee directors may elect to receive up to one-half of their annual retainer in cash and the remainder in shares of our Common Stock. The fair market value of the shares of Common Stock is ascertained by averaging the closing prices of the Common Stock for the five consecutive trading days prior to the week before the last day of each calendar quarter. Non-employee directors may elect to defer up to 100% of the above compensation into our Non-Qualified Deferred Compensation Plan. For fiscal year 2002, the total compensation earned by non-employee directors was $268,692 in cash and $140,381 worth of stock based, on the fair market value of the stock on the date of grant, representing 8,750 shares. In addition, directors are also eligible for reimbursement for their actual expenses incurred in connection with attendance at Board and committee meetings.

     During fiscal year 2002, each non-employee director also received stock option grants under our 1996 Non-Employee Directors’ Equity Option Plan, or the Directors’ Plan. In February 2002, each non-employee director who served as a non-employee director for at least six months was granted an option to purchase 2,843 shares of Common Stock at an exercise price of $10.55, which is equal to 100% of the fair market value of our Common Stock on the date of the option grants. In March 2002, upon their appointment to the Board of Directors, Ms. Pedot and Mr. O’Malley were each granted an option to purchase 6,949 shares of Common Stock at an exercise price of $12.95, which is equal to 100% of the fair market value of our Common Stock on the date of the option grants. On May 11, 2002, the Directors’ Plan terminated in accordance with its terms. Options granted under the Directors’ Plan may not be exercised until the date upon which such optionee has provided one year of continuous service as a non-employee director following the date of grant of such option, whereupon such option shall vest and become exercisable as to 25% of the option shares and the remaining 75% of the option shares vest and become exercisable each month thereafter on a ratable basis over a period of 36 months in accordance with its terms. The term of options granted under the Directors’ Plan is 10 years. In the event of a dissolution or liquidation of PETsMART, specified types of merger or other capital reorganization in which more than 50% of the shares of PETsMART entitled to vote are exchanged, to the extent permitted by law, the time during which such option may be exercised will be accelerated and the options terminated if not exercised prior to such event.

     Since the Directors’ Plan terminated in accordance with its terms on May 11, 2002, the annual stock option grant for fiscal year 2003 was granted from the 1997 Equity Incentive Plan. In September 2002, the Board modified the non-employee director annual stock option grant to provide that each person elected for the first time to be a non-employee director will be granted an option for 9,000 shares on the date of his or her initial election, and at the beginning of each fiscal year, each non-employee director will be granted an option for 3,000 shares. The exercise price of options granted under the 1997 Equity Incentive Plan is 100% of the fair market value of our Common Stock subject to the option on the date of the option grant as reported on the NASDAQ National Market. Options granted under the 1997 Equity Incentive Plan may not be exercised until the date upon which such optionee, has provided one year of continuous service as a non-employee director following the date of grant of such option, whereupon such option shall vest and become exercisable as to 25% of the option shares and the remaining 75% of the option shares vest and become exercisable each month thereafter on a ratable basis over a period of 36 months in accordance with its terms. The term of options granted under the 1997 Equity Incentive Plan is 10 years. In the event of an acquisition, dissolution, or liquidation, specified types of merger or other capital reorganization of PETsMART in which a change in control occurs, combined with a covered termination of status as a director within the following 18 months, the vesting is accelerated. In February 2003, each non-employee director was granted an option to purchase 3,000 shares of Common Stock at an exercise price of $14.88, which is equal to 100% of the fair market value of our Common Stock on the date of the option grants.

     As of April 1, 2003, our current non-employee directors had received 13,301 shares of Common Stock in connection with their annual retainer and had been granted options to purchase 558,569 shares of Common Stock at an average weighted exercise price of $6.90 per share and have exercised options for 101,770 shares of Common Stock.

PROPOSAL TWO

APPROVAL OF THE 2003 EQUITY INCENTIVE PLAN,
AN AMENDMENT AND RESTATEMENT OF OUR 1995 EQUITY INCENTIVE PLAN

     In January 1988, we established our 1988 Stock Option Plan. On March 29, 1995, the Board of Directors amended and restated the 1988 Stock Option Plan and renamed it the 1995 Equity Incentive Plan. The 1995 Equity Incentive Plan was approved by the stockholders on June 22, 1995. On March 25, 2003, the Board, amended and restated the 1995 Equity Incentive Plan. Also on March 25, 2003, the Board adopted additional amendments that are subject to stockholder approval. The amendments that are subject to stockholder approval would:

  rename the 1995 Equity Incentive Plan the 2003 Equity Incentive Plan, or the 2003 Plan;

  increase the number of shares of our Common Stock authorized for issuance thereunder by 7,000,000 shares;

  extend the term of the 2003 Plan to August 31, 2007;

  prohibit the Board from repricing or canceling and regranting any options without the approval of the stockholders within 12 months prior to such event;

  require that the minimum exercise price for all options granted under the 2003 Plan be 100% of the fair market value of such award on the grant date;

  require that no more than 20% of awards granted after March 25, 2003, may have an exercise or purchase price below the fair market value of our Common Stock on the date of the award; and

  require that, with certain exceptions, all Stock Awards granted after January 31, 2003, with an exercise price less than the fair market value of our Common Stock on the grant date of such award shall have a cumulative weighted average vesting period of at least three years from the date such Stock Award is granted.

     During fiscal year 2002, under the 1995 Equity Incentive Plan, we granted to all current executive officers options to purchase an aggregate of 1,245,000 shares at exercise prices ranging from $10.55 per share to $14.56 per share, and granted to all other employees (excluding executive officers) options to purchase an aggregate of 185,000 shares at exercise prices ranging from $10.55 per share to $19.00 per share. All options granted under the 1995 Equity Incentive Plan during fiscal year 2002, were granted with exercise prices equal to 100% of the fair market value of our Common Stock on the date of the grant.

     The Board believes that we must continue to offer a competitive equity incentive program if we are to continue to successfully attract and retain the most qualified candidates for PETsMART. The Board expects that the 2003 Plan will be an important factor in attracting and retaining the high-caliber employees essential to our success and in motivating these individuals to strive to enhance our growth and profitability. In addition, we believe that the 2003 Plan benefits stockholders by continuing to align the interests of our employees to those of our stockholders through equity incentives.

     Stockholders are requested in this Proposal Two to approve the 2003 Plan. The affirmative vote of the holders of a majority of the shares present, in person or represented by proxy and entitled to vote at the Annual Meeting, will be required to approve the 2003 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. Should the stockholders fail to approve the 2003 Plan, the 1995 Equity Incentive Plan, as amended through March 25, 2003, will remain in effect, excluding the amendments that, as described above, were adopted subject to stockholder approval.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL TWO

     The essential features of the 2003 Plan are outlined below. The following is merely a summary of the provisions of the 2003 Plan. Stockholders are urged to review the actual plan which has been attached as Exhibit B.

Purpose

     The purpose of the 2003 Plan is to provide a means by which selected employees, directors, and consultants of PETsMART and any parent or subsidiary of PETsMART, whether now or hereafter existing may be given an opportunity to benefit from participation in the ownership of our Common Stock through the granting of Stock Awards. Substantially all of our employees are eligible to participate in the 2003 Plan.

Forms of Benefit

     The 2003 Plan provides for incentive stock options, nonstatutory stock options, stock bonuses, restricted stock, and stock appreciation rights, collectively, “Stock Awards.” Stock appreciation rights authorized for issuance under the 2003 Plan may be tandem stock appreciation rights, concurrent stock appreciation rights, or independent stock appreciation rights, as described in Section 8 of the 2003 Plan.

Administration

     The 2003 Plan is administered by our Board of Directors. The Board has the power, subject to the provisions of the 2003 Plan, to determine when and how each Stock Award will be granted, what type of Stock Award will be granted, the provisions of each Stock Award granted, which need not be identical, including the time or times a person shall be permitted to receive stock pursuant to a Stock Award, whether a person shall be permitted to receive stock upon exercise of an independent stock appreciation right, and the number of shares with respect to which a Stock Award shall be granted to such person. The Board has the authority to otherwise construe, interpret, and amend the 2003 Plan.

     The Board has the power to delegate administration of the 2003 Plan to a committee composed of one or more directors of the Board. The Board may revoke the authority of the committee at any time and revest in the Board the administration of the 2003 Plan. As used herein with respect to the 2003 Plan, the “Board” refers to any committee the Board appoints and to the Board.

Stock Subject to 2003 Plan

     Subject to stockholder approval, an additional 7,000,000 shares of Common Stock will be reserved for issuance under the 2003 Plan. See Section 4 of the 2003 Plan for the cumulative total of shares reserved since 1988. As of April 28, 2003, 10,340,100 shares were subject to outstanding stock options and 1,813,089 shares remain available for issuance under the 2003 Plan. The number of shares available under the 2003 Plan will be subject to adjustment as described below in the paragraph entitled “Adjustment Provisions.” If rights granted under the 2003 Plan expire or otherwise terminate without having been exercised in full, or if any shares of Common Stock which are either not acquired under such Stock Award, are forfeited, or are reacquired by PETsMART as payment for any tax withholding obligation relating to a Stock Award, then such shares shall revert back to PETsMART and again become available for issuance under the 2003 Plan, except that no such forfeited or reacquired tax withholding shares shall be subsequently issued pursuant to the exercise of incentive stock options. Shares of stock subject to exercised stock appreciation rights shall not again become available for issuance under the 2003 Plan.

Eligibility

     Incentive stock options and stock appreciation rights appurtenant thereto may be granted under the 2003 Plan only to employees. Incentive stock options must also satisfy certain conditions and limitations established under the United States Internal Revenue Code, or the Code. Stock Awards other than incentive stock options may be granted to our employees, directors, and consultants.

     No person may be granted options and stock appreciation rights appurtenant thereto covering more than 1,950,000 shares of Common Stock per calendar year. The purpose of this limitation is generally to permit us to continue to be able to deduct for tax purposes the compensation attributable to the exercise of options granted under the 2003 Plan. No more than 20% of the aggregate number of Stock Awards granted after March 25, 2003, shall have an exercise price, strike price, or purchase price less than the fair market value of the Common Stock subject to the Stock Award on the date such award is granted.

Terms of Options, Stock Bonuses, and Acquisitions of Restricted Stock

     The following is a description of the permissible terms of Stock Awards in the form of options, stock bonuses and acquisitions of restricted stock under the 2003 Plan. Except as specifically noted, for ease of description, all such Stock Awards will be referred to as stock options or options. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

     Exercise Price; Payment. The exercise price for Stock Awards, other than stock bonuses or restricted stock, shall not be less than 100% of the fair market value of our Common Stock on the date of the option grant. The exercise price of options granted under the 2003 Plan must be paid either: (1) in cash at the time the option is exercised; or (2) at the discretion of the Board at the time of the grant of the option: (i) by delivery of other PETsMART Common Stock; (ii) pursuant to a deferred payment or other arrangement with the optionee; or (iii) in any other form of legal consideration acceptable to the Board. On May 1, 2003, the closing price of our Common Stock as reported on the NASDAQ National Market was $15.22 per share.

     Exercise/Vesting. Options granted under the 2003 Plan may become exercisable in cumulative increments (“vest”) as determined by the Board. Shares of stock covered by currently outstanding options under the 2003 Plan typically vest as to 25% of the shares on the one-year anniversary of the date of grant and the remaining 75% of the option shares vest and become exercisable each month thereafter on a ratable basis over a period of 36 months during the optionee’s employment or services as a director or consultant. Shares covered by options granted in the future under the 2003 Plan may be subject to different vesting terms. Options granted under the 2003 Plan may permit exercise prior to vesting, but any unvested shares so purchased shall be subject to a repurchase right in our favor or to any other restriction the Board determines to be appropriate. To the extent provided by the terms of an option, an optionee may satisfy any federal, state, or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing us to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned and unencumbered PETsMART Common Stock, or by a combination of these means. In the case of any Stock Awards granted after January 31, 2003, for which the exercise price, strike price, or purchase price is less than the fair market value of our Common Stock on the date such Stock Award is granted, the cumulative weighted average vesting period of such Stock Awards shall be at least three years from the date the Stock Award is granted; provided, however, that vesting pursuant to performance criteria and any acceleration of vesting in connection with a change in control, for example as described below or pursuant to our Executive Change in Control and Severance Benefit Plan, shall not be taken into account for the purposes of this requirement.

     Term. In general, an option will terminate on the date that is three months after the termination of the optionee’s relationship with PETsMART as an employee, director, or consultant, as applicable. Special rules apply in the case of such a termination due to death or disability or in the event of a change in control. In all events, an option will terminate if still outstanding on the 10-year anniversary of the date of grant.

     Restrictions on Transfer. Except as otherwise provided in the applicable stock option agreement or the 2003 Plan, no stock option may be transferred by the optionee other than by will or the laws of descent or distribution.

Stock Appreciation Rights

     The Board may grant stock appreciation rights to employees, directors, or consultants of PETsMART or our affiliates. The 2003 Plan authorizes three types of stock appreciation rights: tandem stock appreciation rights, concurrent stock appreciation rights, and independent stock appreciation rights. For a complete description of such stock appreciation rights, see Section 8 of the 2003 Plan.

Repricing of Options and Stock Appreciation Rights

     The Board has the authority, with the consent of affected holders, to reprice outstanding options and to offer holders the opportunity to replace such outstanding options with new options for the same or a different number of shares, provided that our stockholders have approved such repricing within 12 months prior to such event. To the extent required by Section 162(m) of the Code, an option repriced under the 2003 Plan is deemed to be canceled and a new option right granted. If an option being repriced was granted in the same calendar year as its repricing, both the option deemed to be canceled and the new option deemed to be granted will be counted against the 1,950,000 share limitation on grants to a single individual in such calendar year. For the purposes of this limitation, stock appreciation rights are treated as options.

Acceleration of Exercisability and Vesting

     The Board has the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award, or any part thereof, shall vest.

Adjustment Provisions

     If any change is made in the shares of stock subject to the 2003 Plan, or subject to any Stock Award granted under the 2003 Plan, through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or otherwise, the 2003 Plan and outstanding rights thereunder will be appropriately adjusted in the class(es) and maximum number of shares subject to the 2003 Plan and the class(es), number of shares, and price per share of stock subject to such outstanding Stock Awards.

Effect of Certain Corporate Transactions

     In the event of certain transactions described in Section 13(b) of the 2003 Plan, then to the extent permitted by law, any surviving corporation will be required to either assume Stock Awards outstanding under the 2003 Plan or substitute similar Stock Awards for those outstanding under the 2003 Plan, or such outstanding Stock Awards will continue in full force and effect. In the event that any surviving corporation declines to assume or continue Stock Awards outstanding under the 2003 Plan, or to substitute similar Stock Awards, then, with respect to Stock Awards held by then current employees or directors of or consultants to PETsMART, the time during which such Stock Awards may be exercised shall be accelerated and the Stock Awards terminated if not exercised prior to such event.

     If a change in control occurs, and within 18 months after the effective date of such change in control the continuous service of a participant terminates due to an involuntary termination, not including death or disability, without cause, or due to a voluntary termination with good reason, then the vesting and exercisability of all Stock Awards held by such participant shall be accelerated in full.

Duration, Amendment, and Termination

     The Board may suspend or terminate the 2003 Plan at any time. Unless terminated earlier, the 2003 Plan shall terminate on August 31, 2007. No rights may be granted under the 2003 Plan while the 2003 Plan is suspended or after it is terminated.

     The Board may amend the 2003 Plan at any time or from time to time; however, no amendment shall be effective unless approved by the stockholders of PETsMART within 12 months before or after the adoption of the amendment, where the amendment will: (1) increase the number of shares reserved for Stock Awards under the 2003 Plan; (2) modify certain requirements as to eligibility for participation in the 2003 Plan; or (3) certain other amendments as described in Section 14 of the 2003 Plan.

     The Board may amend the terms of any Stock Award, including without limitation by amending PETsMART’s Executive Change in Control and Severance Benefit Plan, without approval by our stockholders even, for example, in the case of amendments: (1) to extend the exercise period of an option granted under the 2003 Plan; provided however, that in no case shall such period extend beyond the term of the option as set forth in the option agreement under which the option is granted; or (2) to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award, or any part thereof, will vest.

Federal Income Tax Information

     Incentive Stock Options. Incentive stock options granted under the 2003 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code.

     Generally, there are no federal income tax consequences to the optionee or PETsMART by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may cause an optionee to be subject to, or result in an increase in, liability for alternative minimum tax.

     If an optionee holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted, and more than one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of: (1) the excess of the stock’s fair market value on the date of exercise over the exercise price; or (2) the optionee’s actual gain, if any, on the purchase and sale. The optionee’s additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term if the optionee has held the stock more than 12 months. Otherwise the capital gain or loss will be short-term. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act. To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, we generally will be entitled, subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and certain other requirements, to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

     Nonstatutory Stock Options, Restricted Stock Awards, Stock Bonuses, and Stock Appreciation Rights. Nonstatutory stock options, restricted stock awards, stock bonuses, and stock appreciation rights granted under the 2003 Plan generally have the following federal income tax consequences. Except as provided below, there are no tax consequences to the participant by reason of the grant of such a Stock Award. Upon acquisition of the stock, or exercise of the stock appreciation right, the recipient normally will recognize taxable ordinary income equal to the excess of the stock’s fair market value on the acquisition date, or, in the case of stock appreciation rights, cash in lieu of stock, over the purchase price, if any. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse, unless the participant elects to be taxed on receipt of the stock. With respect to employees, we are generally required to withhold income and employment taxes based on the ordinary income recognized. Generally, we will be entitled, subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and certain other requirements, to a business expense deduction equal to the taxable ordinary income realized by the participant. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock, plus any amount recognized as ordinary income upon acquisition, or vesting, of the stock. Such capital gain or loss will be long-term or short-term, depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who are subject to Section 16(b) of the Exchange Act.

     Potential Limitation on Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to Stock Awards under the 2003 Plan, when combined with all other types of compensation received by a covered employee from PETsMART, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with United States Treasury regulations issued under Section 162(m) of the Code, compensation attributable to stock options will qualify as performance-based compensation, provided that:

  the stock option plan contains a per-employee limitation on the number of shares for which stock options may be granted during a specified period;

  the per-employee limitation is approved by the stockholders;

  the award is granted by a compensation committee comprised solely of two or more “outside directors”; and

  the exercise price of the option is no less than the fair market value of the stock on the date of grant.

     Options granted under the 2003 Plan that have an exercise price at least equal to the fair market value of our Common Stock on the date of grant should qualify as performance-based compensation that is exempt from the $1 million deduction limitation. Compensation attributable to restricted stock and stock bonuses, granted pursuant to our Executive Short-Term Incentive Plan, should also qualify as performance-based compensation.

ADDITIONAL INFORMATION

1997 Equity Incentive Plan

     On May 22, 1997, our Board of Directors adopted the 1997 Equity Incentive Plan, or the 1997 Plan, which provides for the grant of nonstatutory stock options and the issuance of restricted stock and stock bonuses to our employees, directors, and consultants. In March 2003, our Board of Directors amended the 1997 Plan to, among other things, conform certain provisions to the 2003 Plan, as amended, including: (1) to require that the exercise price of each nonstatutory option granted under the 1997 Plan be not less than 100% of the fair market value of the stock subject to the option on the date of the grant; and (2) to allow the Board to reprice outstanding options or offer optionees the opportunity to replace outstanding options with new options for the same or a different number of shares only upon the approval by our stockholders of such repricing within 12 months prior to such event. This repricing limitation is conditioned upon the approval by our stockholders of the 2003 Plan as described above. As of April 28, 2003, under the 1997 Plan there were 9,750,000 shares authorized for issuance, 5,654,757 shares subject to outstanding stock option grants, 552,000 shares of unvested restricted stock, and 2,450,717 shares available for future grant and issuance, plus any shares that might be returned to the 1997 Plan in the future as a result of cancellations or expirations of granted options and the repurchase of unvested restricted stock and stock bonuses. For further information, please see the description of the 1997 Plan in the section below entitled “Equity Compensation Plans.”

Executive Short-Term Incentive Plan

     On June 27, 2002, our stockholders approved the Executive Short-Term Incentive Plan, or the ESTIP. The ESTIP is a performance-based plan for our executive officers and other key employees who, in the opinion of the Compensation Committee, may become executive officers or otherwise make comparable contributions. In March 2003, the Board of Directors amended the ESTIP to, among other things, allow for a portion of the performance-based awards granted under the ESTIP to be paid in Common Stock, restricted stock, stock units, and restricted stock units, which shall be granted out of, and pursuant to the terms of, the 2003 Plan. The ESTIP shall remain in effect until suspended or terminated by the Compensation Committee or the Board.

Executive Change in Control and Severance Benefit Plan

     On March 25, 2003, the Compensation Committee approved the Executive Change in Control and Severance Benefit Plan, or the ECCSBP, which provides for the payment of certain severance benefits and/or change in control benefits to certain of our executive employees in the event their employment is terminated under certain specified circumstances, and/or in the event of a change in control of PETsMART. The terms of certain Stock Awards granted pursuant to the 2003 Plan may be amended by means of an amendment to the ECCSBP. Moreover, acceleration of vesting of Stock Awards pursuant to the ECCSBP shall be excluded from certain vesting restrictions in the 2003 Plan. For further information, please see the description of the ECCSBP in the section below entitled “Equity Compensation Plans.”

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of our Common Stock as of April 1, 2003, by:

  all those known by us to be beneficial owners of more than 5% of our Common Stock;

  each director and nominee;

  each of the executive officers named in the Summary Compensation Table; and

  all our executive officers, directors, and nominees as a group.

     Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Beneficial ownership also includes shares of Common Stock subject to options currently exercisable on or before May 31, 2003. These shares are not deemed outstanding for computing the percentage ownership of each other person. Percentage of beneficial ownership is based on 140,738,835 shares of our Common Stock outstanding as of April 1, 2003. Unless otherwise indicated, the address of each of the individuals and entities listed below is c/o PETsMART, Inc., 19601 North 27th Avenue, Phoenix, Arizona 85027.

Beneficial Owner	Beneficial Ownership

	Number of Shares Issuable Pursuant to Options Exercisable on or Before May 31, 2003	Number of Shares Beneficially Owned (Including Shares Shown in First Column)	Percent of Total

FMR Corp. (1)	—	19,130,778	13.59%
82 Devonshire Street
Boston, MA 02109
Federated Investors, Inc. (2)	—	17,121,190	12.17%
Federated Investors Tower
Pittsburgh, PA 15222
Philip L. Francis (3)(4)	1,419,106	1,988,323	1.41%
Richard K. Lochridge (5)	52,076	106,421	*
Thomas G. Stemberg	58,076	86,600	*
Norman E. Brinker	52,076	68,246	*
Walter J. Salmon	61,076	66,746	*
Lawrence A. Del Santo	52,076	54,421	*
Barbara A. Munder	43,076	45,421	*
Jane Evans	43,076	44,246	*
Thomas D. O’Malley	2,027	12,820	*
Nancy J. Pedot	2,027	2,820	*
Ronald Kirk	—	—	*
Robert F. Moran (4) (6)	649,518	1,090,047	*
Barbara A. Fitzgerald (4)	230,730	438,950	*
David L. King (4)	170,313	311,139	*
Anthony N. Truesdale (4)	171,303	275,806	*
All executive officers, directors and nominees as a group
(22 persons) (4) (7)	3,879,674	6,093,968	4.33%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our Common Stock.
(1)	Based upon a Schedule 13G filed by FMR Corp. on February 14, 2003, in which FMR Corp. and certain affiliates reported that, FMR Corp. and certain affiliates had sole voting power over 2,362,418 of such shares, shared voting power over none of such shares and sole dispositive power over all 19,130,778 of such shares.

(2)	Based upon a Schedule 13G filed by Federated Investors, Inc., on February 14, 2003, in which Federated Investors, Inc., and certain affiliates reported that Federated Investors, Inc., and certain affiliates had sole voting power over 17,121,190 of such shares, shared voting power over none of such shares and sole dispositive power over all 17,121,190 of such shares.

(3)	Includes 7,426 shares of Common Stock held by each of Mr. Francis’ two children living at his home, one of which is a minor.
(4)	Includes restricted shares granted pursuant to our 1997 Equity Incentive Plan. All such shares will vest in full on February 5, 2007, and are subject to forfeiture in the event the executive officer is not continuously employed by PETsMART until such date. The executive officers named in the Summary Compensation Table below were granted the following number of restricted shares: Mr. Francis, 145,000; Mr. Moran, 85,000; Ms. Fitzgerald, 17,000; Mr. Truesdale, 37,000; and Mr. King, 17,000. All other executive officers received a total of 147,000 restricted shares.

(5)	Includes 54,345 shares of Common Stock held by the Lochridge Living Trust.
(6)	Includes 24,315 shares of Common Stock held by Mr. Moran’s spouse.
(7)	Includes 1,501,962 shares of Common Stock beneficially owned by other PETsMART executive officers, of which 900 shares of Common Stock are held by Ms. Cox’s spouse, 6,125 shares of Common Stock are held in guardianship by Mr. Quinn, and 873,118 are subject to options exercisable on or before May 31, 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of PETsMART. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

     To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended February 2, 2003, all Section 16(a) filing requirements applicable to our officers, directors, and greater than 10% beneficial owners were complied with, except: Norman E. Brinker filed two Form 4s non-timely to report a sales transaction and a share grant in connection with his director compensation; Thomas S. Liston filed a Form 4 non-timely to report a stock award; Scott A. Crozier, David K. Lenhardt, Robert F. Moran, and Philip L. Francis, each filed one Form 4 non-timely to report one purchase transaction; Susanne Eiselsberg, after her resignation from PETsMART, filed one Form 4 non-timely to report an exercise of stock options; and Lawrence A. Del Santo, Jane Evans, Richard K. Lochridge, Barbara A. Munder, Thomas D. O’Malley, Nancy J. Pedot, Walter J. Salmon, and Thomas G. Stemberg each filed one Form 4 non-timely to report a share grant in connection with their director compensation.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

     The following table shows for the fiscal years ended February 2, 2003, February 3, 2002, and January 28, 2001, compensation awarded to, paid to, or earned by, our Chief Executive Officer and our other four most highly compensated executive officers on February 2, 2003:

Name and Principal Position		Annual Compensation			Long-Term Compensation Awards	All Other Compensation(1)

					Securities Underlying Stock Options(2)

		Salary(1)	Bonus(1)

Philip L. Francis	2002	$707,382	$1,810,898		400,000	$61,856	(3)
Chairman of the Board and Chief	2001	$644,154	$772,985		350,000	$16,389	(4)
Executive Officer	2000	$620,536	—		200,000	$25,006	(5)

Robert F. Moran	2002	$548,708	$1,075,831	(6)	200,000	$46,015	(7)
President and Chief Operating Officer	2001	$460,077	$528,569	(6)	330,991	$37,627	(8)
	2000	$430,912	$22,658	(6)	125,000	$19,414	(9)

Barbara A. Fitzgerald	2002	$350,426	$486,112	(6)	75,000	$30,203	(10)
Senior Vice President, Operations	2001	$341,646	$379,503	(6)	75,000	$135,278	(11)
	2000	$127,550	$6,359	(6)	250,000	$195	(12)

Anthony N. Truesdale	2002	$326,926	$418,466		75,000	$26,319	(13)
Senior Vice President, Merchandising	2001	$301,191	$307,437		115,000	$32,844	(14)
	2000	$248,055	—		72,500	$8,820	(15)

David L. King	2002	$283,461	$385,783	(6)	75,000	$24,655	(16)
Senior Vice President and Chief	2001	$279,178	$302,218	(6)	125,000	$19,667	(17)
Information Officer	2000	$211,531	$15,540	(6)	100,000	$307	(18)

(1)	Includes amount earned in the year reflected, but paid in the following year or deferred.
(2)	We have not granted any stock appreciation rights.
(3)	Includes $5,540 discretionary contributions made to a 401(k) Savings Plan, $4,902 for imputed income on term life insurance, payment of $1,016 for the premium on term life insurance, and $50,398 for our match in the Non-Qualified Deferred Compensation Plan.

(4)	Includes $2,175 discretionary contributions made to a 401(k) Savings Plan, $1,810 for imputed income on term life insurance, payment of $910 for the premium on term life insurance, and $11,494 for our match in the Non-Qualified Deferred Compensation Plan.

(5)	Includes $5,585 discretionary contributions made to a 401(k) Savings Plan, $1,253 for imputed income on term life insurance, payment of $885 for the premium on term life insurance, and $17,283 for our match in the Non-Qualified Deferred Compensation Plan.

(6)	Includes loan forgiveness of $22,312 for Mr. Moran, $37,567 for Ms. Fitzgerald, and $22,953 for Mr. King in 2002; $22,484 for Mr. Moran, $37,857 for Ms. Fitzgerald, and $23,130 for Mr. King in 2001; and $22,658 for Mr. Moran, $6,359 for Ms. Fitzgerald, and $15,540 for Mr. King in 2000. These are full-recourse loans for the purpose of assisting such executive officers with certain relocation expenses. These loans, in accordance with their terms, are forgiven on a monthly basis over 60 months from the date of the loan, provided that Mr. Moran, Ms. Fitzgerald, and Mr. King each continue to provide services to PETsMART. For income tax purposes, Mr. Moran, Ms. Fitzgerald, and Mr. King recognized the full amount of the loan as income in the year the loan was made; however, in the Summary Compensation Table above, we have elected to present the amount of the loan forgiven per year as bonus earned. For further information, please see the description of these loans in the section below entitled “Certain Transactions.”

(7)	Includes $6,227 discretionary contributions made to a 401(k) Savings Plan, $1,079 for imputed income on term life insurance, payment of $774 for the premium on term life insurance, and $37,935 for our match in the Non-Qualified Deferred Compensation Plan.

(8)	Includes $4,239 discretionary contributions made to a 401(k) Savings Plan, $747 for imputed income on term life insurance, payment of $646 for the premium on term life insurance, and $31,995 for our match in the Non-Qualified Deferred Compensation Plan.

(9)	Includes $6,498 discretionary contributions made to a 401(k) Savings Plan, $539 for imputed income on term life insurance, payment of $612 for the premium on term life insurance, $11,765 for our match in the Non-Qualified Deferred Compensation Plan.

(10)	Includes $2,987 discretionary contributions made to a 401(k) Savings Plan, $908 for imputed income on term life insurance, payment of $504 for the premium on term life insurance, and $25,804 for our match in the Non-Qualified Deferred Compensation Plan.

(11)	Includes $1,522 discretionary contributions made to a 401(k) Savings Plan, $519 for imputed income on term life insurance, payment of $483 for the premium on term life insurance, and $132,754 reimbursement of relocation expenses.

(12)	Includes $38 for imputed income on term life insurance and payment of $157 for the premium on term life insurance.
(13)	Includes $4,891 discretionary contributions made to a 401(k) Savings Plan, $611 for imputed income on term life insurance, payment of $470 for the premium on term life insurance, and $20,347 for our match in the Non-Qualified Deferred Compensation Plan.

(14)	Includes $5,523 discretionary contributions made to a 401(k) Savings Plan, $341 for imputed income on term life insurance, payment of $425 for the premium on term life insurance, $8,230 which was received as a distribution from a limited liability company that held PETsMART.com, Inc., Series A Preferred Stock, as PETsMART acquired all such shares from the limited liability company for cash in fiscal year 2001, and $18,325 for our match in the Non-Qualified Deferred Compensation Plan.

(15)	Includes $4,885 discretionary contributions made to a 401(k) Savings Plan, $187 for imputed income on term life insurance, payment of $307 for the premium on term life insurance, and $3,441 for our match in the Non-Qualified Deferred Compensation Plan.

(16)	Includes $5,228 discretionary contributions made to a 401(k) Savings Plan, $1,815 for imputed income on term life insurance, payment of $408 for the premium on term life insurance, and $17,204 for our match in the Non-Qualified Deferred Compensation Plan.

(17)	Includes $4,266 discretionary contributions made to a 401(k) Savings Plan, $197 for imputed income on term life insurance, payment of $394 for the premium on term life insurance, $2,731 for our match in the Non-Qualified Deferred Compensation Plan, and $12,079 which was received as a distribution from a limited liability company that held PETsMART.com, Inc., Series A Preferred Stock, as PETsMART acquired all such shares from the limited liability company for cash in fiscal year 2001.

(18)	Represents payment of $307 for the premium on term life insurance.

STOCK OPTION GRANTS, EXERCISES, AND PLANS

     We grant options to our executive officers under our 1995 Equity Incentive Plan, or the 1995 Plan. As of April 28, 2003, options to purchase a total of 10,340,100 shares were outstanding under the 1995 Plan and 1,813,089 options remained available for grant thereunder. See Proposal Two for a description of the 1995 Plan as proposed to be amended and restated as the 2003 Plan.

     The following two tables show for the fiscal year ended February 2, 2003, information regarding options granted to, exercised by, and held at year-end by, the executive officers named in the Summary Compensation Table above.

Option Grants in Fiscal Year 2002

     The exercise price of each option was equal to the fair market value of our Common Stock on the date of grant as reported on the NASDAQ National Market. The exercise price may be paid in cash, in shares of our Common Stock valued at fair market value on the exercise date, or through a cashless exercise procedure involving a same-day sale of the purchased shares. All of the options vest as to 25% of the shares on the one-year anniversary of the date of grant and the remaining 75% of the option shares vest and become exercisable each month thereafter on a ratable basis over a period of 36 months in accordance with its terms.

     The potential realizable value is based on the 10-year term of the option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to the rules promulgated by the SEC and does not represent our prediction of our stock price. Actual gains, if any, are dependent on the actual future performance of our Common Stock and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders. The potential realizable values at 5% and 10% appreciation are calculated by:

  multiplying the number of shares of Common Stock under the option by the exercise price per share;

  assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table until the expiration of the options; and

  subtracting from that result the aggregate option exercise price.

     Percentages shown under “Percentage of Total Options Granted to Employees in Fiscal Year 2002” are based on an aggregate of 3,447,599 options granted to PETsMART employees under our stock option plans in fiscal year 2002.

Name	Number of Securities Underlying Options Granted	Percentage of Total Options Granted to Employees in Fiscal Year 2002	Exercise Price	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term

					5%	10%

Philip L. Francis	200,000	5.8%	$10.55	2/5/12	$1,326,968	$3,362,797
	200,000	5.8%	$12.95	3/24/12	$1,628,837	$4,127,793
Robert F. Moran	100,000	2.9%	$10.55	2/5/12	$663,484	$1,681,398
	100,000	2.9%	$12.95	3/24/12	$814,419	$2,063,896
Barbara A. Fitzgerald	75,000	2.2%	$10.55	2/5/12	$497,613	$1,261,049
Anthony N. Truesdale	75,000	2.2%	$10.55	2/5/12	$497,613	$1,261,049
David L. King	75,000	2.2%	$10.55	2/5/12	$497,613	$1,261,049

Aggregated Option Exercises in Fiscal Year 2002 and Option Values at February 2, 2003

     This table shows stock option exercises by our executive officers named in the Summary Compensation Table above, during fiscal year 2002, and their exercisable and unexercisable stock options as of February 2, 2003. Amounts shown under the column “Value of Unexercised In-the-Money Options at February 2, 2003” are based on $15.00 per share, which was the last reported sale price of our Common Stock on the NASDAQ National Market on January 31, 2003, the last trading day of our fiscal year 2002, without taking into account any taxes that may be payable in connection with the transaction, multiplied by the number of shares underlying the option, less the exercise price payable for the shares. Our executive officers do not have stock appreciation rights.

Name	Number Shares Acquired on Exercise		Value Realized	Number of Securities Underlying Unexercised Options at February 2, 2003		Value of Unexercised In-the-Money Options at February 2, 2003

				Exercisable	Unexercisable	Exercisable	Unexercisable

Philip L. Francis	402,328	(1)	6,224,652	1,232,357	668,749	$9,065,216	$4,378,224
Robert F. Moran	—		—	521,934	484,057	$4,376,834	$3,242,175
Barbara A. Fitzgerald	—		—	180,208	219,792	$1,923,757	$1,900,243
Anthony N. Truesdale	40,000		547,217	131,510	160,990	$1,357,881	$1,342,414
David L. King	—		—	128,125	171,875	$1,520,287	$1,487,838

(1)	Includes a stock swap, which resulted in an additional 32,536 shares being exercised, which were valued at the closing price ($20.08) of PETsMART Common Stock on the date of the swap.

Equity Compensation Plans

     All share numbers and information in the table and footnotes below are as of February 2, 2003.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights(a)	Weighted-average exercise price of outstanding options, warrants and rights(b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans
approved by stockholders (1)	10,467,441	8.29232	6,467,791	(2)
Equity compensation plans not
approved by stockholders (3)	4,018,127	7.97278	4,901,061	(4)
Total	14,485,568	8.20368	11,368,852

(1)	The plans included in this row are the: 1995 Equity Incentive Plan, 1996 Non-Employee Director’s Equity Plan, and the 2002 Employee Stock Purchase Plan. With respect to the 2002 Employee Stock Purchase Plan, 3,814,380 shares available for issuance are included in column (c) in the reserve. No amounts with respect to the 2002 Employee Stock Purchase Plan are included in columns (a) or (b).

(2)	Under the 1995 Equity Incentive Plan, we may grant stock bonuses, stock options, and stock appreciation rights for the full amount of the share reserve of 2,653,411.
(3)	The plan included in this row is the 1997 Equity Incentive Plan.
(4)	In April 1998, PETsMART granted restricted stock to some of our employees pursuant to the 1998 Restricted Stock Bonus Program, as described below. No further shares are available for issuance under the 1998 Restricted Stock Bonus Program. As of the end of fiscal year 2002, 54,169 shares remained unvested pursuant to grants made under this plan. These grants are not included in the table.

1997 Equity Incentive Plan

     The 1997 Equity Incentive Plan, or the 1997 Plan, provides for the grant of nonstatutory stock options and the issuance of restricted stock and stock bonuses to our employees, directors, and consultants. In addition, shares of our Common Stock may be issued to members of our Board, at their election, as compensation for their director’s fees. As of April 28, 2003, under the 1997 Plan there were 9,750,000 shares authorized for issuance, 5,654,757 shares subject to outstanding stock option grants, 552,000 shares of unvested restricted stock, and 2,450,717 shares available for future grant and issuance, plus any shares that might be returned to the 1997 Plan in the future as a result of cancellations or expirations of granted options and the repurchase of unvested restricted stock and stock bonuses. The 1997 Plan will expire upon the earlier of its termination by our Board or when there are no more shares available for issuance under the 1997 Plan.

     The terms and price of nonstatutory stock options granted under the 1997 Plan are determined by our Board, or a committee appointed by our Board, and are set forth in each optionee’s option agreement; provided, however, that the exercise price of nonstatutory stock options granted under the 1997 Plan must be equal to the fair market value of the Common Stock on the grant date. The term of the nonstatutory stock options granted under the 1997 Plan has generally been 10 years. Generally, stock options vest as to 25% of the shares on the one-year anniversary of the date of grant, and the remaining 75% of the option shares vest and become exercisable each month thereafter on a ratable basis over a period of 36 months in accordance with its terms. In the future, stock options may have the same or different vesting terms as determined by our Board or a committee appointed by our Board. The terms of stock bonuses and the rights to purchase restricted stock are set by our Board or a committee appointed by our Board. Generally, an option terminates three months after the optionee’s service to PETsMART terminates. If the termination is due to the optionee’s disability, the exercise period generally is extended to 12 months. If the termination is due to the optionee’s death or if the optionee dies within three months after his or her service terminates, the exercise period generally is extended to 18 months following death.

     Upon a change in control of PETsMART, the surviving entity will either assume or substitute outstanding awards under the 1997 Plan, or, in the event the surviving entity refuses to assume or substitute outstanding awards, the vesting and exercisability of such stock awards will accelerate in full. If a participant’s service to PETsMART is terminated involuntarily without cause or voluntarily for good reason within 18 months of a change in control, then the vesting and exercisability of the stock awards held by the participant will accelerate in full.

1998 Restricted Stock Bonus Program

     In April 1998, our Board authorized the issuance of 282,338 shares of PETsMART’s Common Stock as a stock bonus, subject to certain restrictions. Five hundred seventy-nine PETsMART employees received stock bonuses, including five executive officers who received 24,426 stock bonus shares. The stock bonuses were not issued under any PETsMART plan. The stock bonuses were granted for services rendered to PETsMART and the recipient of each stock bonus did not have to pay any money for the stock. If the recipient terminated his or her service with PETsMART before the stock bonus shares vested, the unvested shares were forfeited by the recipient and returned to PETsMART. As provided for in each recipient’s stock bonus agreement, due to PETsMART’s stock price reaching certain designated prices for certain designated periods of time, 50% of the unvested shares, which amounted to 57,625 shares, accelerated its vesting in June 2002. Pursuant to each recipient’s stock bonus agreement, the remaining 50%, vested on April 3, 2003, with respect to any recipient who provided services continuously to PETsMART until such time.

2002 Employee Stock Purchase Plan

     In December 2001, our Board of Directors approved 4,000,000 shares of PETSMART Common Stock for issuance under our 2002 Employee Stock Purchase Plan, or the Purchase Plan, subject to stockholder approval, which was received in June 2002. As of April 28, 2003, 185,620 shares of Common Stock have been purchased under the Purchase Plan and 3,814,380 shares remain available for future issuance. The rights to purchase Common Stock granted under the Purchase Plan are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Internal Revenue Code of 1986. Eligible employees can have up to 15% of their earnings withheld to be used to purchase shares of Common Stock on specified dates determined by the Board, generally once every six months. The price of Common Stock purchased under the Purchase Plan will be equal to 85% of the lower of the fair market value of the Common Stock on the commencement date of each offering period or the specified purchase date. The Board may specify an offering period of up to 27 months. Currently, no participant may purchase more than 3,750 shares of Common Stock on any purchase date and no more than 300,000 shares may be sold in the aggregate on any purchase date.

     The Board may suspend or terminate the Purchase Plan at any time. Unless terminated earlier, the Purchase Plan will automatically terminate on July 31, 2012, or the date on which the shares available under the Purchase Plan, as adjusted from time to time, are exhausted. No rights may be granted under this Purchase Plan while the Purchase Plan is suspended or after it is terminated.

     Upon a change in control of PETsMART, then as determined by the Board in its sole discretion: (a) any surviving corporation may assume outstanding rights or substitute similar rights for those under the Purchase Plan; (b) such rights may continue in full force and effect; or (c) a participant’s accumulated payroll deductions may be used to purchase our Common Stock within five business days prior to the consummation of the change in control and the participant’s rights under the ongoing offering terminated.

EMPLOYMENT AND SEVERANCE ARRANGEMENTS

Employment Agreements

     We have entered into employment agreements or offer letters with our executive officers, which provide for an annual salary and bonus to be determined from time to time by the Board, at its discretion, and participation in our employee benefit programs. The agreements also provide for a grant of options to purchase shares of Common Stock under our stock option plans at an exercise price equal to the fair market value of the Common Stock on the date of grant in accordance with our standard vesting policy.

     We have entered into employment agreements with Philip L. Francis, our Chairman of the Board and Chief Executive Officer, and Robert F. Moran, our President and Chief Operating Officer, dated May 15, 1999, and August 25, 1999, respectively. Under the terms of such agreements, in addition to the change in control and severance benefits provided under our Executive Change in Control and Severance Benefit Plan (detailed below), if either Mr. Francis’ or Mr. Moran’s employment is terminated without cause, or either is constructively terminated, the vesting of all stock options then held by Mr. Francis or Mr. Moran, as the case may be, shall continue for one year following such termination.

     On June 18, 2002, we entered into an offer letter with Timothy E. Kullman, our Senior Vice President and Chief Financial Officer. Pursuant to the terms of the offer letter, Mr. Kullman was guaranteed a minimum bonus of $170,000 for fiscal year 2002, however, due to our performance and his individual performance in fiscal year 2002, he received a bonus of $251,076 in April 2003. See “Certain Transactions,” below for details of our loan to Mr. Kullman. Mr. Kullman is also entitled to change in control and severance benefits under our Executive Change in Control and Severance Benefit Plan (detailed below).

Executive Change in Control and Severance Benefit Plan

     On March 25, 2003, we adopted an Executive Change in Control and Severance Benefit Plan for our executive officers and other officers to provide certain severance benefits and/or certain benefits upon a change in control.

     Upon a change in control, the plan provides that:

  50% of all outstanding stock options for the executive officers will vest and the remaining outstanding stock options will vest on the earlier of: (1) a termination that is covered by the plan; (2) normal vesting; or (3) the passage of three years from the change in control; and

  the executive officer shall, subject to certain exceptions, have at least a 12-month period to exercise his or her options following a change in control.

     Upon a termination of employment that is covered by the plan (whether or not in connection with a change in control), the plan provides:

  for a lump sum salary payment equal to 1.5 to 2.0 multiplied by the greater of: (1) the executive officer’s current monthly salary multiplied by 12; or (2) the greatest amount of base salary received in any 12-month period within the prior three years. Such payment may be reduced in the event the executive officer is employed with PETsMART for less than 12 months; and

  that the executive officer will be entitled (but not obligated) to continue health care coverage, life insurance coverage, outplacement benefits, and other enumerated executive benefits with PETsMART. PETsMART will continue to subsidize the portion of the premiums and benefits payable on account of the executive officer until the earlier of 1.5 to 2.0 years (one year in the case of outplacement benefits) or until the executive officer obtains coverage from another source.

     Upon a covered termination within three months prior to or within 36 months following a change in control, the plan provides:

  for a lump sum bonus payment equal to 1.5 to 2.0 multiplied by the sum of the largest amount of any cash bonus that was paid to the executive officer during the past three years immediately preceding the change in control.

     In the event that the executive officer is subject to the “golden parachute” excise tax in connection with any payment under the plan, we will provide a gross-up payment to offset the financial impact of such tax to the executive officer.

     As a condition of receiving these severance benefits, our executive officers will be required to sign a release of claims and confirm their existing post-termination obligations regarding keeping confidential our proprietary information, refraining from soliciting our employees, other service providers, or suppliers for a limited period of time, and/or not competing with us for a limited period of time.

Non-Competition Agreements

     Each executive officer has entered into a non-competition agreement that prohibits such executive officer from competing with us for a period of one year after termination of his or her employment with PETsMART.

REPORT OF THE COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION1

     The Compensation Committee of our Board of Directors is responsible for establishing the policies and programs that determine the compensation of our executive officers. The Compensation Committee sets base cash compensation and incentive bonus compensation on an annual basis for the Chief Executive Officer and our other executive officers. In addition, the Compensation Committee, consisting of non-employee directors, has exclusive responsibility to approve grants of stock options or other equity incentives to executive officers. The Compensation Committee considers both internal and external data in determining officers’ compensation, including input from outside compensation consultants and independent executive compensation data. All decisions by the Compensation Committee relating to the compensation of our executive officers are reviewed by the Board.

Compensation Philosophy

     When creating policies and making decisions concerning executive compensation, we:

  ensure that the executive team has clear goals and accountability with respect to PETsMART’s performance;

  establish pay opportunities that are competitively based on prevailing practices for our industry, our stage of growth, and the labor markets in which we operate;

  assess results fairly and regularly in light of expected performance; and

  align pay incentives with the long-term interests of PETsMART stockholders.

Compensation Program

     Our executive compensation program has three major components, all of which are intended to attract, retain, and motivate highly effective executives:

     1. Base Salary for executive officers is set annually by reviewing, in order of importance, the skills and performance levels of individual executives, the needs of PETsMART, and the competitive pay practices of comparable companies. The Compensation Committee believes that the base annual salaries PETsMART pays to its executives are competitive with comparable companies in the industry and other high-performance retailers.

     2. Cash Incentive Compensation is designed to motivate executives to attain short-term and long-term corporate and business goals. Our policy is to have a significant portion of an executive’s total cash compensation tied to PETsMART’s overall performance. At the beginning of each fiscal year, pursuant to the Executive Short-Term Incentive Plan, or the ESTIP, each executive officer is assigned a bonus award target equal to a specified percentage of his or her annual base salary. The ESTIP, which was approved by the stockholders in 2002, provides incentive compensation for those executive officers who might receive compensation in excess of the amounts deductible under Section 162(m) of the Code. The bonus award target for each executive is determined by the Compensation Committee at the beginning of each fiscal year based on the executive’s position and responsibilities. Actual bonus payout to an executive officer in relation to his or her bonus target is a function of two measures for the prior fiscal year: (a) PETsMART’s overall performance relative to an earnings per share target; and (b) certain customer satisfaction metrics. For fiscal year 2003, return on investment will be a third measurement criterion for the executive officers in connection with their bonus target. As a result of PETsMART exceeding our earnings per share targets and our minimum customer service rating, the bonus award of 256% of their incentive target was paid out for fiscal year 2002.

     3. Equity Based Incentive Compensation is provided to certain employees, including executive officers, through the 1995 Plan. Under the 1995 Plan, executive officers are granted stock options based on their responsibilities and positions. These options generally terminate 10 years from the date of grant, or earlier if employment terminates, subject to vesting during the participant’s employment with PETsMART. Options issued prior to 1996 and after December 4, 1997, generally vest over a period of four years. Options issued during 1996 and up to December 4, 1997, generally vest 100% at the end of a three-year period. Executive officers were granted options to purchase an aggregate of 1,257,000 shares during fiscal year 2002. In granting options under the 1995 Plan, the Compensation Committee takes into account each executive’s responsibilities, relative position at PETsMART, and past grants. In fiscal year 2003, in addition to stock options, executive officers received from the 1997 Equity Incentive Plan restricted stock with a cliff time-based vesting of four years. The purpose of our equity incentive plans is to instill the economic incentives of ownership and to create management long-term incentives to improve stockholder value. Vesting periods under our stock plans are utilized to encourage executives to remain with PETsMART and to focus on longer-term results.

Other Executive Compensation

     PETsMART provides programs to executives that are also available to other employees, including the 401(k) Savings Plan, medical/dental/vision benefits, and the 2002 Employee Stock Purchase Plan, which will allow employees to purchase shares of our Common Stock at a discount, subject to certain limitations. In addition, PETsMART has implemented a Non-Qualified Deferred Compensation Plan pursuant to which executive officers and directors can elect to defer receipt of certain salary and cash bonus payments. PETsMART also provides as a benefit annual physical examinations to our executives. During fiscal year 2003, we are providing our executive officers with limited supplemental income via taxable reimbursements for services like financial planning and tax preparation. From time to time, we provide selected benefits to our executive officers. See “Certain Transactions,” below.

Chief Executive Officer Compensation

     Philip L. Francis has been a director of PETsMART since 1989 and Chief Executive Officer since March 1998. In September 1999, he was also named Chairman of the Board, and from 1998 to 2001, he was also our President. PETsMART has entered into an employment agreement with Mr. Francis that provides for an annual salary and bonus to be determined from time to time by the Board, at its discretion. Mr. Francis is eligible to participate in the same executive compensation plans available to the other PETsMART executive officers, except as limited by the ESTIP. Effective April 29, 2002, the Board increased the salary for Mr. Francis from $632,000 to $730,000, and effective February 1, 2003, it was increased to $825,000. In 2002, the maximum bonus potential for Mr. Francis was 300%. In recognition of the leadership and significant contributions of Mr. Francis and of PETsMART’s performance, he received a bonus award of 256% of his incentive target for fiscal year 2002, in the amount of $1,810,898. The incentive bonus award target for Mr. Francis for fiscal year 2003, is 100% of his base salary and is subject to a maximum payment of 300% of his base salary. The Board has set the compensation for Mr. Francis based on its evaluation of various factors, including significantly lower bonuses in prior years, the importance of the exceptionally high level of leadership and strategic planning expected to be contributed by Mr. Francis to PETsMART, and relevant market data of executive compensation of comparable companies in the retail industry and other companies comparable in size.

Limitation on Deduction of Compensation Paid to Certain Executive Officers

     Section 162(m) of the Internal Revenue Code, or the Code, limits PETsMART to a deduction for federal income tax purposes of no more than $1 million of compensation paid in a taxable year to executive officers named in the Summary Compensation Table. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. PETsMART’s 1995 Equity Incentive Plan has been designed and administered in a manner intended to qualify stock grants to the named executive officers as “performance-based compensation.” While PETsMART makes an effort to ensure that it will be able to deduct the compensation it pays, if compliance with Section 162(m) conflicts with PETsMART’s compensation philosophy, or what is believed to be in the best interests of PETsMART and its stockholders, we may conclude that paying non-deductible compensation is more consistent with that philosophy and in the best interests of PETsMART and our stockholders. For example, in February 2003, we approved an award of restricted stock to certain of our executive officers, including Philip L. Francis, all subject to four-year cliff vesting. It is likely that any deduction in connection with such award will be limited, in whole or in part, by the application of Section 162(m). We believe, however, that the award forms an important part of our executive officers’ total compensation and incentive program, notwithstanding the possible application of the Section 162(m) limitation.

Compensation Committee of the Board of Directors

Lawrence A. Del Santo Barbara A. Munder Thomas G. Stemberg

[1]	The material in this report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference into any PETsMART filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

REPORT OF THE AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS1

     The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of PETsMART. The Audit Committee acts under a written charter that was amended, restated, adopted, and approved by the Board of Directors in March 2003. The Audit Committee Charter is attached as Exhibit A.

     The Audit Committee oversees PETsMART’s financial process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. PETsMART has an Internal Audit Department that is actively involved in examining and evaluating PETsMART’s financial, operational, and information systems activities and reports functionally to the Chair of the Audit Committee and administratively to management. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the periodic reports, including the audited financial statements in the Annual Report, with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of PETsMART’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61 (Communication with Audit Committees, AU Section 380). In addition, the Audit Committee has discussed with the independent auditors, the auditors’ independence from management and PETsMART, including the matters in the written disclosures and the letter from the independent auditors required by the Independence Standards Board, Standard No. 1 (Independence Discussions with Audit Committees).

     The Audit Committee discussed with PETsMART’s independent auditors the overall scope and plans for their audit, and has developed a pre-approval process for all independent auditor services. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of PETsMART’s internal and disclosure controls, and the overall quality of PETsMART’s financial reporting. The Audit Committee held eight meetings during fiscal year 2002.

     The Audit Committee has determined that the rendering of tax services by Deloitte & Touche LLP is compatible with maintaining their independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in PETsMART’s Annual Report on Form 10-K for the fiscal year ended February 2, 2003, for filing with the SEC. The Audit Committee appointed Deloitte & Touche LLP to be PETsMART’s independent auditors for the fiscal year ending February 1, 2004.

Audit Committee of the Board of Directors

Richard K. Lochridge Thomas D. O’Malley Nancy J. Pedot

[1]	The material in this report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference into any PETsMART filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

INDEPENDENT AUDITORS

     Deloitte & Touche LLP has been selected by our Audit Committee to be our independent auditors for fiscal year 2003. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

     The following table shows the fees billed to PETsMART for the audit and other services provided by Deloitte & Touche LLP for fiscal years 2002 and 2001.

	2002	2001

Audit Fees	$976,500	$831,000
Audit-Related Fees	$242,500	$163,000
Tax Fees	$856,000	$1,331,000
All Other Fees	$0	$0

Total	$2,075,000	$2,325,000

Audit Fees ($976,500; $831,000). This category includes the audit of PETsMART’s annual financial statements, review of financial statements included in PETsMART’s Form 10-Q Quarterly Reports, and services that are normally provided by the independent auditors in connection with regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, and the preparation of an annual “management letter” on internal control matters.

Audit-Related Fees ($242,500; $163,000). This category consists of assurance and related services by Deloitte & Touche LLP that are reasonably related to the performance of the audit or review of PETsMART’s financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include benefit plan audits, consents related to SEC and other registration statements, internal control reviews, and other accounting consulting.

Tax Fees ($856,000; $1,331,000). This category consists of professional services rendered by Deloitte & Touche LLP for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

All Other Fees. There were no other professional services rendered by Deloitte & Touche LLP in fiscal year 2002 or 2001.

     The Audit Committee has determined that the rendering of tax services by Deloitte & Touche LLP is compatible with maintaining their independence.

     The Audit Committee has established procedures for the pre-approval of all audit and permitted non-audit related services provided by our independent auditor. The procedures include, in part, that: (1) the Audit Committee on an annual basis shall pre-approve the independent auditor’s engagement letter/annual service plan; (2) the Audit Committee Chair has been delegated the authority to pre-approve any permitted non-audit services up to $50,000 per individual proposed service; (3) the Audit Committee must pre-approve any permitted non-audit services that exceed $50,000 per individual proposed service; and (4) at each regularly scheduled Audit Committee meeting: (a) the Audit Committee Chair will review any services that were pre-approved since the last Audit Committee meeting; and (b) a review will be conducted of the services performed and fees paid since the last Audit Committee meeting.

Performance Measurement Comparison1

     The following graph shows the total stockholder return of an investment of $100 made on February 2, 1998, including reinvestment of dividends, as of the last day of our fiscal years ended January 31, 1999; January 30, 2000; January 28, 2001; February 3, 2002; and February 2, 2003:

  in our Common Stock;

  in the Standard & Poor’s 500 Index; and

  in the Standard & Poor’s Specialty Stores.

Historic stock price performance is not necessarily indicative of future stock price performance.

CUMULATIVE TOTAL RETURN

	02/01/1998	01/31/1999	01/30/2000	01/28/2001	02/03/2002	02/02/2003

PETsMART, Inc	100	121.01	60.92	53.78	147.36	201.68
S & P 500	100	132.49	146.20	144.88	121.49	93.52
S & P SPECIALTY STORES	100	82.96	56.43	63.99	80.24	68.48

[1]	This section is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any PETsMART filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN TRANSACTIONS

Indemnity Agreements

     We have entered into indemnity agreements with certain officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines, and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director, officer, or other agent of PETsMART, and otherwise to the full extent permitted under Delaware law and our bylaws.

Change in Control and Severance Agreements

     Please see the section above entitled “Employment and Severance Arrangements” for a description of such arrangements and agreements.

Executive Loan Program

     During fiscal year 2000, we established an Executive Loan Program for certain officers. These loans were to be used solely for the purpose of purchasing shares of PETsMART Common Stock on the open market. These loans matured five years after issuance and accrued interest at 7.75% per annum, with principal and interest due at maturity. The officers were required to hold the Common Stock for a minimum of 18 months. The loans were secured by the Common Stock purchased by the officers, were full recourse, and had to be repaid in full, including accrued interest, upon the earlier of the scheduled maturity date or an event of default, including among others, the officers’ termination of employment. During fiscal year 2002, our Executive Loan Program was discontinued.

     All executive officers who participated in our Executive Loan Program as of November 8, 2002, had paid off such loans in full. None of these loans were forgiven. The following table shows the highest amount of indebtedness of the executive officers participating in such Executive Loan Program since the beginning of the 2002 fiscal year, and the balance of such indebtedness as of November 8, 2002:

Officer	Outstanding Principal & Interest	Indebtedness as of November 8, 2002

Philip L. Francis	$1,095,639	$0
Robert F. Moran	762,390	$0
Barbara A. Fitzgerald	556,136	$0
Scott A. Crozier	442,194	$0
David L. King	442,128	$0
Carol M. Cox	394,571	$0
David A. Quinn	358,740	$0
Anthony N. Truesdale	235,822	$0
David K. Lenhardt	228,890	$0
Susanne Eiselsberg (1)	157,524	$0

(1)	Susanne Eiselsberg resigned from PETsMART effective November 10, 2002.

Other Loans

     We previously utilized relocation loans and bridge loans for several purposes during the hiring process, to act as an incentive and to help minimize the financial burden of relocating executive officers to Phoenix, Arizona. All of the following loans were made prior to July 28, 2002, the effective date of the prohibition against loans to executive officers contained in the Sarbanes-Oxley Act of 2002, and we have discontinued this practice.

     We made full-recourse loans, evidenced by unsecured, non-interest bearing notes, for the purpose of assisting the following executive officers with certain relocation expenses:

Officer	Date of Loan Execution	Largest Amount Outstanding Balance During Fiscal Year 2002	Outstanding Balance as of February 2, 2003	Date of Loan Maturity

Barbara A. Fitzgerald	October 20, 2000	$92,064	$67,513	Nov. 2005
David L. King	April 1, 2000	$48,750	$33,750	May 2005
David K. Lenhardt	December 18, 2000	$45,573	$29,948	Dec. 2004
Robert F. Moran	October 1, 1999	$38,882	$24,301	Sep. 2004

     These loans are forgiven on a monthly basis over 60 months from the date of the note. The executive officers are entitled to tax gross-ups on the amounts forgiven.

     On July 17, 2002, we made a bridge loan in the amount of $350,000, evidenced by an unsecured, non-interest bearing note, for purposes of assisting Timothy E. Kullman with certain relocation expenses. This loan had a loan maturity date of November 2002, however, it was paid off in full in September 2002.

Real Estate Transaction

     In April 2000, we entered into a lease agreement for real property in Denton, Texas, for the purpose of operating a PETsMART superstore on this site. The lease is with Oaktree Plaza Limited Partnership. Norman E. Brinker, a member of our Board of Directors, is a limited partner and holds an 89% interest in the Oaktree Plaza Limited Partnership. The real property lease initial term expires May 31, 2016, and we have five 5-year options to renew the lease. The annual rent is approximately $192,000 and increases every five years by approximately $9,500 per year. This transaction was approved by a majority of the Board of Directors and a majority of the independent and disinterested directors. We believe that this transaction was made on terms no less favorable to PETsMART than could have been obtained from an unaffiliated third party.

     All future transactions between PETsMART and our officers, directors, principal stockholders, and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested directors, and will continue to be on terms no less favorable to PETsMART than could be obtained from unaffiliated third parties.

Other Relationships

     The following information is not required to be disclosed by securities laws, but we are disclosing it for your information:

     Mr. Stemberg, a member of our Board of Directors, is the Executive Chairman of Staples, Inc. From time to time, we purchase office supply products from Staples on terms no more favorable than any other similarly situated company. In addition, Staples is our sublessor at two of our store locations. The rents and terms of these subleases are no more favorable than any other similarly situated company. Neither our purchases of office supply products or the subleases are material to either party. The uninterested members of the Board of Directors have determined that these transactions are immaterial and do not in any way interfere with the independence of Mr. Stemberg.

     Mr. Francis, our Chairman of the Board and Chief Executive Officer; Mr. Moran, our President and Chief Operating Officer; and Ms. Fitzgerald, our Senior Vice President, Store Operations, all are members of the board of directors of PETsMART Charities, Inc., an independent 501(c)(3) organization, to which PETsMART provides in-kind services and charitable contributions. Mr. Francis, Ms. Fitzgerald, and Mr. Moran do not receive any remuneration for their involvement with PETsMART Charities, Inc. PETsMART’s charitable contributions to

PETsMART Charities, Inc., are immaterial to our business and the uninterested members of the Board of Directors have determined that such relationship does not in any way interfere with the performance of their duties to PETsMART.

OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
Scott A. Crozier Secretary

May 12, 2003

     A COPY OF PETsMART’s ANNUAL REPORT TO THE SEC ON FORM 10-K FOR THE FISCAL YEAR ENDED FEBRUARY 2, 2003, IS AVAILABLE WITHOUT CHARGE THROUGH OUR WEBSITE (WWW.PETSMART.COM) AND UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, PETsMART, INC., 19601 NORTH 27TH AVENUE, PHOENIX, ARIZONA 85027.

Exhibit A

AUDIT COMMITTEE CHARTER

GENERAL

     The Audit Committee (“Committee”) shall be appointed by the Board of Directors (“Board”) and shall be comprised of at least three directors, each of whom shall be “independent” of PETsMART, Inc. (the “Company”) and its management, under the rules of the Nasdaq National Market (“Nasdaq”) and, as applicable, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”). All Committee members shall meet the financial literacy requirements of Nasdaq, and at least one member shall meet the financial expertise requirements of Nasdaq.

     The purpose of the Committee is to assist the Board in fulfilling its oversight responsibilities relating to the integrity of the Company’s financial statements and accounting and financial reporting processes; the audit of the Company’s financial statements; the compliance by the Company with its systems of internal accounting and financial controls and legal and regulatory requirements; the independence of the Company’s external auditors and the performance of the Company’s external and internal auditors.

     The Committee shall have full and unrestricted access to all books, records, facilities and personnel of the Company as required to properly discharge its responsibilities. The Committee is empowered to investigate any matter relating to the Company brought to the Committee’s attention. The Committee has the authority to retain independent legal, accounting and other consultants to advise the Committee as the Committee shall deem appropriate in the discharge of its responsibilities. The Committee shall determine the extent of funding necessary for payment of compensation to the independent auditors and to any independent legal, accounting and other consultants retained to advise the Committee.

     The Committee shall meet at such times as it deems necessary, but not less frequently than quarterly. The Committee may form and delegate authority to subcommittees as it deems appropriate.

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles (“GAAP”) and applicable rules and regulations. This is the responsibility of management and the independent auditors.

AUDIT COMMITTEE DUTIES AND RESPONSIBILITIES

     In carrying out its responsibilities, the Committee and its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances.

The Committee shall perform the following functions:

1.	Review and reassess the adequacy of this Charter on an annual basis and review its own performance annually.
2.	With respect to the independent auditors:
  Have sole authority for the retention, compensation, termination and oversight of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting), which auditors shall report directly to the Committee.

   Have sole authority to approve the independent auditors’ fee arrangement and other terms of service.

   Approve in advance all services to be provided by the independent auditors.

   Review the scope and general extent of the independent auditors’ audit examination prior to the annual audit. This review should also include the Director of Internal Audit’s evaluation of the performance of the independent auditors, including the degree of audit coordination and overall audit coverage.

  Establish policies and procedures, including the pre-approval process, for the engagement of the independent auditors to provide permissible non-audit services, a portion of such pre-approval may be delegated to one or more Committee members. Each pre-approval decision pursuant to this delegation will be presented to the full Committee at its next scheduled meeting for ratification.

  Approve, in advance, any change of the lead client service audit partner.

  Receive periodic reports from the independent auditors regarding the auditors’ independence, including the written disclosures required by Independence Standards Board Standard No. 1, discuss such reports with the auditors and, if so determined by the Committee, recommend that the Board take appropriate action to insure the independence of the auditors.

  Discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 relating to the conduct of the audit.

  Obtain and review at least annually a formal written report from the independent auditors (a) describing the auditing firm’s internal quality-control procedures and (b) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors, or by an inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues.

  Review all reports required to be submitted by the independent auditors to the Committee under Section 10A of the Exchange Act including:

  All critical accounting policies and practices used by the Company;

  All alternative treatments of financial information within GAAP for policies and practices related to material items that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and

  Other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

3.	Review quarterly and annual financial statement information with management and the independent auditors prior to the release of this information to the public and the relevant filing with the Commission.

4.	Obtain and review a periodic report from management relating to the accounting principles used in the preparing of the Company’s financial statements, including those policies of which management is required to exercise discretion or judgments regarding the implementation thereof.

5.	Discuss with the independent auditors, without management being present, its judgments about the quality and appropriateness of the Company’s accounting principles and financial disclosure practices as applied in its financial reporting.

6.	Review major changes to the Company’s auditing and accounting principles and practices, as suggested by the independent auditors, internal auditors or management.
7.	Review periodically with the independent auditors any problems or difficulties the auditors may have encountered, including any restrictions on the scope of activities or access to required information, and any management letter provided by the auditor and the Company’s response to that letter.

8.	Review periodically with management, the internal auditors and the independent auditors the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

9.	Review and discuss with management periodically all material off-balance sheet transactions, arrangements, obligations, (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that may have a material current or future effect on financial conditions, changes in financial conditions, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses.

10.	Meet at least annually with the Chief Financial Officer, the Director of Internal Audit and the independent auditors in separate executive sessions.
11.	With respect to the internal audit function:

  Review and concur in the appointment, replacement, reassignment or discharge of the Director of Internal Audit.

  Review with the Director of Internal Audit on at least an annual basis the scope and plan of the work to be done by the Internal Audit Department and the performance of the Internal Audit Department.

   Review a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any significant deviations from the original plan.

   In consultation with the independent auditors, the Internal Audit Department and management, review periodically the adequacy of the Company’s internal control structure and procedures designed to insure compliance with applicable laws and regulations and discuss the responsibilities, budget and staffing needs of the Internal Audit Department.

12.	Recommend to the Board whether the Company’s annual audited financial statements should be included in the Company’s Form 10-K.
13.	Review and approve the report of the Committee required by the rules of the Commission to be included in the Company’s annual proxy statement.
14.	Establish policies for the hiring of current or former partners, principals, shareholders or employees of the Company’s independent auditors in accordance with applicable law.
15.	Review at least annually management’s monitoring of compliance with the Company’s code of ethics policy(ies).
16.	Review periodically with the Company’s General Counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

17.	Establish procedures of the Committee for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

18.	Perform any other activities consistent with this Charter, the Company’s bylaws and governing laws, that the Committee or the Board deems necessary or appropriate.
19.	Report periodically to the Board at regularly scheduled Board Meetings.

Exhibit B

PETsMART, INC.
2003 EQUITY INCENTIVE PLAN
As Amended through March 25, 2003

Adopted by the Board of Directors as the 1995 Equity Incentive Plan in March 1995
Approved by the Stockholders in June 1995
Amended and Restated as the 2003 Equity Incentive Plan on March 25, 2003
Termination Date: August 31, 2007

INTRODUCTION

     In 1988, the Company adopted the 1988 Stock Option Plan (the “1988 Plan”) in order to provide a means by which selected Employees and Directors of and Consultants to the Company could receive Stock Awards. On March 29, 1995, the Company amended and restated the 1988 Plan and renamed the 1988 Plan the “PETsMART, Inc. 1995 Equity Incentive Plan” (the “1995 Plan”). On March 25, 2003, subject to stockholder approval, the Company amended and restated the 1995 Plan and renamed the 1995 Plan the “PETsMART, Inc. 2003 Equity Incentive Plan” (the “Plan”). In the event that the stockholders of the Company do not approve the amendments made on March 25, 2003, that were subject to stockholder approval, such amendments shall not be effective and the Plan shall revert to the 1995 Plan as amended and restated on March 25, 2003, without regard to the amendments that were subject to stockholder approval.

1.	PURPOSES.
(a)	The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company and its Affiliates may be given an opportunity to benefit from increases in value of the stock of the Company through the granting of Stock Awards.

(b)	The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of or Consultants to the Company or its Affiliates, to secure and retain the services of new Employees, Directors, and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

(c)	The Company intends that the type and amount of any Stock Awards issued under the Plan shall be in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c).

2.	DEFINITIONS.
	(a)	“Affiliate” means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.
	(b)	“Board” means the Board of Directors of the Company.
	(c)	“Code” means the Internal Revenue Code of 1986, as amended.
	(d)	“Committee” means a committee appointed by the Board in accordance with subsection 3(c) of the Plan.
	(e)	“Company” means PETsMART, Inc., a Delaware corporation.
	(f)	“Concurrent Stock Appreciation Right” or “Concurrent Right” means a right granted pursuant to subsection 8(b)(ii) of the Plan.
(g)	“Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term “Consultant” shall not include Directors who are paid only a director’s fee by the Company or who are not compensated by the Company for their services as Directors.
(h)	“Continuous Status as an Employee, Director, or Consultant” means the employment or relationship as a Director or Consultant is not interrupted or terminated. The Board, in its sole discretion, may determine whether Continuous Status as an Employee, Director, or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company, Affiliates, or their successors.

(i)	“Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(j)	“Director” means a member of the Board.
(k)	“Disinterested Director” means a Director who satisfies the requirements of Rule 16b-3(b)(3) of the Exchange Act or any other applicable rules, regulations, or interpretations of the Securities and Exchange Commission.

(l)	“Employee” means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(m)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(n)	“Fair Market Value” means, as of any date, the value of the common stock of the Company determined as follows:
(i)	If the common stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ National Market, the Fair Market Value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in common stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable; or

(ii) In the absence of an established market for the common stock, the Fair Market Value shall be determined in good faith by the Board.
(o)	“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(p)	“Independent Stock Appreciation Right” or “Independent Right” means a right granted pursuant to subsection 8(b)(iii) of the Plan.
(q)	“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
(r)	“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(s)	“Option” means a stock option granted pursuant to the Plan.
(t)	“Option Agreement” means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(u)	“Optionee” means an Employee, Director, or Consultant who holds an outstanding Option.
(v)	“Outside Director” means a Director who either: (i) is not a current Employee of the Company or an “affiliated corporation” (within the meaning of Treasury regulations promulgated under Section 162(m) of the Code), is not a former Employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax-qualified pension plan), was not an Officer of the Company or an “affiliated corporation” at any time, and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director; or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

	(w)	“Plan” means this PETsMART, Inc. 2003 Equity Incentive Plan.
	(x)	“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
	(y)	“Securities Act” means the Securities Act of 1933, as amended.
	(z)	“Stock Appreciation Right” means any of the various types of rights which may be granted under Section 8 of the Plan.
	(aa)	“Stock Award” means any right granted under the Plan, including any Option, any stock bonus, any right to purchase restricted stock, and any Stock Appreciation Right.
(bb)	“Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

	(cc)	“Tandem Stock Appreciation Right” or “Tandem Right” means a right granted pursuant to subsection 8(b)(i) of the Plan.
3.	ADMINISTRATION.
	(a)	The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).
	(b)	The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)	To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; whether a Stock Award will be an Incentive Stock Option, a Nonstatutory Stock Option, a stock bonus, a right to purchase restricted stock, a Stock Appreciation Right, or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; whether a person shall be permitted to receive stock upon exercise of an Independent Stock Appreciation Right; and the number of shares with respect to which a Stock Award shall be granted to each such person;

(ii)	To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend, and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission, or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

(iii) To amend the Plan or a Stock Award as provided in Section 14; and
(iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.
(c)	The Board may delegate administration of the Plan to a Committee composed of not fewer than two (2) members, all of the members of which Committee shall be Disinterested Directors and may also be, in the discretion of the Board, Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Notwithstanding anything in this Section 3 to the contrary, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Stock Awards to eligible persons who: (i) are not then subject to Section 16 of the Exchange Act; and/or (ii) are either: (A) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award; or (B) not persons with respect to whom the Company wishes to avoid the application of Section 162(m) of the Code.

	(d)	Any requirement that an administrator of the Plan be a Disinterested Director shall not apply if the Board or the Committee expressly declares that such requirement shall not apply.
4.	SHARES SUBJECT TO THE PLAN.
(a)	Subject to the provisions of Section 13 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate thirty-one million seven hundred fourteen thousand two hundred eighty-six (31,714,286) shares of the Company’s common stock. If: (i) any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full; or (ii) any shares of common stock issued pursuant to a Stock Award are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the participant, then the shares which either: (x) are not acquired under such Stock Award; or (y) are forfeited shall revert to and again become available for issuance under the Plan. Also, any shares reacquired by the Company pursuant to subsection 12(e) or as consideration for the exercise of an Option shall again become available for issuance under the Plan, provided, however, that any such shares and any shares forfeited back to the Company pursuant to clause (ii) above shall not be subsequently issued pursuant to the exercise of Incentive Stock Options. Shares subject to Stock Appreciation Rights exercised in accordance with Section 8 of the Plan shall not be available for subsequent issuance under the Plan.

	(b)	The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.
5.	ELIGIBILITY.
(a)	Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted only to Employees. Stock Awards other than Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted only to Employees, Directors, or Consultants.

(b)	A Director shall in no event be eligible for the benefits of the Plan unless at the time discretion is exercised in the selection of the Director as a person to whom Stock Awards may be granted, or in the determination of the number of shares which may be covered by Stock Awards granted to the Director: (i) the Board has delegated its discretionary authority over the Plan to a Committee which consists solely of Disinterested Directors; or (ii) the Plan otherwise complies with the requirements of Rule 16b-3. The Board shall otherwise comply with the requirements of Rule 16b-3. This subsection 5(b) shall not apply if the Board or Committee expressly declares that it shall not apply.

(c)	No person shall be eligible for the grant of an Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(d)	Subject to the provisions of Section 13 relating to adjustments upon changes in stock, no person shall be eligible to be granted Options and Stock Appreciation Rights covering more than one million nine hundred fifty thousand (1,950,000) shares of the Company’s common stock in any calendar year.

(e)	No more than twenty percent (20%) of the aggregate number of Stock Awards granted after March 25, 2003, shall have an exercise price, strike price, or purchase price, as applicable, less than the Fair Market Value of the Company’s common stock subject to the Stock Award on the date the Stock Award is granted.

6.     OPTION PROVISIONS.

     Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a)	Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.
(b)	Price. The exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted.
(c)	Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either: (i) in cash at the time the Option is exercised; or (ii) at the discretion of the Board, at the time of the grant of the Option, (A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board.

In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

(d)	Transferability. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Option Agreement does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee. Notwithstanding the foregoing, the Optionee may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

(e)	Vesting. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable (“vest”) with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary.

(f)	Termination of Employment or Relationship as a Director or Consultant. In the event an Optionee’s Continuous Status as an Employee, Director, or Consultant terminates (other than upon the Optionee’s death or disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of: (i) the date three (3) months after the termination of the Optionee’s Continuous Status as an Employee, Director or Consultant (or such longer or shorter period specified in the Option Agreement); or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

(g)	Disability of Optionee. In the event an Optionee’s Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee’s disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of: (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement); or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

(h)	Death of Optionee. In the event of the death of an Optionee during, or within a period specified in the Option after the termination of, the Optionee’s Continuous Status as an Employee, Director, or Consultant, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option at the date of death) by the Optionee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance, or by a person designated to exercise the Option upon the Optionee’s death pursuant to subsection 6(d), but only within the period ending on the earlier of: (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement); or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

(i)	Early Exercise. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director, or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

(j)	Re-Load Options. Without in any way limiting the authority of the Board to make or not to make grants of Options hereunder, the Board shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionee to a further Option (a “Re-Load Option”) in the event the Optionee exercises the Option evidenced by the Option Agreement, in whole or in part, by surrendering other shares of common stock in accordance with this Plan and the terms and conditions of the Option Agreement. Any such Re-Load Option: (i) shall be for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such Option; (ii) shall have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (iii) shall have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the common stock subject to the Re-Load Option on the date of exercise of the original Option or, in the case of a Re-Load Option which is an Incentive Stock Option and which is granted to a ten percent (10%) stockholder (as described in subsection 5(c)), shall have an exercise price which is equal to one hundred ten percent (110%) of the Fair Market Value of the stock subject to the Re-Load Option on the date of exercise of the original Option.

Any such Re-Load Option may be an Incentive Stock Option or a Nonstatutory Stock Option, as the Board may designate at the time of the grant of the original Option; provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollar ($100,000) annual limitation on exercisability of Incentive Stock Options described in subsection 12(c) of the Plan and in Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares under subsection 4(a) and shall be subject to such other terms and conditions as the Board may determine.

7.     TERMS OF STOCK BONUSES AND ACQUISITIONS OF RESTRICTED STOCK.

     Each stock bonus agreement or restricted stock agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus agreements or restricted stock agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus agreement or restricted stock agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

(a)	Purchase Price. The purchase price, if any, under each stock bonus agreement or restricted stock agreement shall be such amount as the Board shall determine and designate in such agreement, but in no event shall the purchase price be less than eighty-five percent (85%) of the stock’s Fair Market Value on the date such award is made. Notwithstanding the foregoing, the Board may determine that eligible participants in the Plan may be awarded stock pursuant to a stock bonus agreement or restricted stock agreement in consideration for past services actually rendered to the Company or for its benefit.

(b)	Transferability. Rights to acquire shares under the stock bonus agreement shall be transferable only upon such terms and conditions as are set forth in the stock bonus agreement, as the Board shall determine in its discretion, so long as stock awarded under the stock bonus agreement remains subject to the terms of the stock bonus agreement. Rights to acquire shares under the restricted stock agreement shall be transferable only upon such terms and conditions as are set forth in the restricted stock agreement, as the Board shall determine in its discretion, so long as stock awarded under the restricted stock agreement remains subject to the terms of the restricted stock agreement.

(c)	Consideration. The purchase price, if any, of stock acquired pursuant to a stock bonus agreement or restricted stock agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other arrangement with the person to whom the stock is sold; or (iii) in any other form of legal consideration, including past services actually rendered to the Company or for its benefit, that may be acceptable to the Board in its discretion.

(d)	Vesting. Shares of stock sold or awarded under this Section 7 may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(e)	Termination of Employment or Relationship as a Director or Consultant. In the event a participant’s Continuous Status as an Employee, Director, or Consultant terminates, the Company may repurchase or otherwise reacquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus agreement or restricted stock agreement between the Company and such person.

8.	STOCK APPRECIATION RIGHTS.
(a)	The Board shall have full power and authority, exercisable in its sole discretion, to grant Stock Appreciation Rights under the Plan to Employees or Directors of or Consultants to, the Company or its Affiliates. To exercise any outstanding Stock Appreciation Right, the holder must provide written notice of exercise to the Company in compliance with the provisions of the Stock Award Agreement evidencing such right. If a Stock Appreciation Right is granted to an individual who is at the time subject to Section 16(b) of the Exchange Act (a “Section 16(b) Insider”), the Stock Award Agreement of grant shall incorporate all the terms and conditions at the time necessary to assure that the subsequent exercise of such right shall qualify for the safe-harbor exemption from short-swing profit liability provided by Rule 16b-3 (or any successor rule or regulation). Except as provided in subsection 5(d), no limitation shall exist on the aggregate amount of cash payments the Company may make under the Plan in connection with the exercise of Stock Appreciation Rights.

	(b)	Three types of Stock Appreciation Rights shall be authorized for issuance under the Plan:
(i)	Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights will be granted appurtenant to an Option, and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. Tandem Stock Appreciation Rights will require the holder to elect between the exercise of the underlying Option for shares of stock and the surrender, in whole or in part, of such Option for an appreciation distribution. The appreciation distribution payable on the exercised Tandem Right shall be in cash (or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the Option surrender) in an amount up to the excess of (A) the Fair Market Value (on the date of the Option surrender) of the number of shares of stock covered by that portion of the surrendered Option in which the Optionee is vested, over (B) the aggregate exercise price payable for such vested shares;

(ii)	Concurrent Stock Appreciation Rights. Concurrent Rights will be granted appurtenant to an Option and may apply to all or any portion of the shares of stock subject to the underlying Option and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. A Concurrent Right shall be exercised automatically at the same time the underlying Option is exercised with respect to the particular shares of stock to which the Concurrent Right pertains. The appreciation distribution payable on an exercised Concurrent Right shall be in cash (or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the exercise of the Concurrent Right) in an amount equal to such portion as shall be determined by the Board at the time of the grant of the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Concurrent Right) of the vested shares of stock purchased under the underlying Option which have Concurrent Rights appurtenant to them, over (B) the aggregate exercise price paid for such shares; and

(iii)	Independent Stock Appreciation Rights. Independent Rights will be granted independently of any Option and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to Nonstatutory Stock Options as set forth in Section 6. They shall be denominated in share equivalents. The appreciation distribution payable on the exercised Independent Right shall not be greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Independent Right) of a number of shares of Company stock equal to the number of share equivalents in which the holder is vested under such Independent Right, and with respect to which the holder is exercising the Independent Right on such date, over (B) the aggregate Fair Market Value (on the date of the grant of the Independent Right) of such number of shares of Company stock. The appreciation distribution payable on the exercised Independent Right shall be in cash or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the exercise of the Independent Right.

9.	CANCELLATION AND RE-GRANT OF OPTIONS.
(a)	The Board shall have the authority to affect, at any time and from time to time: (i) the repricing of any outstanding Options and/or any Stock Appreciation Rights under the Plan; and/or (ii) with the consent of the affected holders of Options and/or Stock Appreciation Rights, the cancellation of any outstanding Options and/or any Stock Appreciation Rights under the Plan and the grant in substitution therefor of new Options and/or Stock Appreciation Rights under the Plan covering the same or different numbers of shares of stock, but having an exercise price per share not less than one hundred percent (100%) of the Fair Market Value or, in the case of a ten percent (10%) stockholder (as described in subsection 5(c)), not less than one hundred ten percent (110%) of the Fair Market Value) per share of stock on the new grant date; provided that the stockholders of the Company have approved such repricing and/or cancellation and re-grant, as applicable, of outstanding Options within twelve (12) months prior to such event.

(b)	Shares subject to an Option or Stock Appreciation Right canceled under this Section 9 shall continue to be counted against the maximum award of Options and Stock Appreciation Rights permitted to be granted pursuant to subsection 5(d) of the Plan. The repricing of an Option and/or Stock Appreciation Right under this Section 9, resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original Option and/or Stock Appreciation Right and the grant of a substitute Option and/or Stock Appreciation Right; in the event of such repricing, both the original and the substituted Options and Stock Appreciation Rights shall be counted against the maximum awards of Options and Stock Appreciation Rights permitted to be granted pursuant to subsection 5(d) of the Plan. The provisions of this subsection 9(b) shall be applicable only to the extent required by Section 162(m) of the Code.

10.	COVENANTS OF THE COMPANY.
(a) During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of stock required to satisfy such Stock Awards.
(b)	The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Stock Award; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

11.	USE OF PROCEEDS FROM STOCK.
Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.
12.	MISCELLANEOUS.
(a)	Neither an Employee, Director, Consultant, nor any person to whom a Stock Award is transferred under subsection 6(d), 7(b), or 8(b) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such person has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(b)	Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Employee, Director, Consultant, or other holder of Stock Awards any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant), or shall affect the right of the Company or any Affiliate to terminate the employment or relationship as a Director or Consultant of any Employee, Director, Consultant, or other holder of Stock Awards with or without cause.

(c)	To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options granted after 1986 are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

(d)	The Company may require any person to whom a Stock Award is granted, or any person to whom a Stock Award is transferred pursuant to subsection 6(d), 7(b), or 8(b), as a condition of exercising or acquiring stock under any Stock Award: (i) to give written assurances satisfactory to the Company as to such person’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Stock Award for such person’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if: (y) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act; or (z) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

(e)	To the extent provided by the terms of a Stock Award Agreement, the person to whom a Stock Award is granted may satisfy any federal, state, or local tax withholding obligation relating to the exercise or acquisition of stock under a Stock Award by any of the following means or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares from the shares of the common stock otherwise issuable to the participant as a result of the exercise or acquisition of stock under the Stock Award; or (iii) delivering to the Company owned and unencumbered shares of the common stock of the Company.

(f)	Notwithstanding the provisions set forth in subsections 6(e), 7(d), or 8(b), in the case of Stock Awards granted after January 31, 2003, and for which the exercise price, strike price, or purchase price, as applicable, is less than the Fair Market Value of the Company’s common stock subject to the Stock Award on the date the Stock Award is granted (“Below Market Awards”), the cumulative weighted average vesting period for Below Market Awards shall be at least three (3) years from the date the Stock Award is granted. Stock Awards granted in connection with or vesting pursuant to performance criteria and any acceleration of vesting in connection with a Change in Control (as defined in subsection 13(c)) pursuant to the Company’s Change in Control and Severance Benefit Plan or pursuant to subsection 13(b) below shall not be taken into account for purposes of this subsection 12(f).

	(g)	Notwithstanding any limitation on the transferability of a Stock Award set forth in the Plan, a Stock Award shall be transferable to the extent ordered by a court of competent jurisdiction.
13.	ADJUSTMENTS UPON CHANGES IN STOCK.
(a)	If any change is made in the stock subject to the Plan, or subject to any Stock Award (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or otherwise), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan pursuant to subsection 4(a) and the maximum number of shares subject to award to any person during any calendar year pursuant to subsection 5(d), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Stock Awards.

(b)	In the event of: (i) a dissolution, liquidation, or sale of substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation; or (iii) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law: (A) any surviving corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar Stock Awards for those outstanding under the Plan, or (B) such Stock Awards shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such Stock Awards, or to substitute similar options for those outstanding under the Plan, then, with respect to Stock Awards held by persons then performing services as Employees, Directors, or Consultants, the time during which such Stock Awards may be exercised shall be accelerated and the Stock Awards terminated if not exercised prior to such event.

(c)	Notwithstanding any other provision of this Plan, with respect to any Covered Service Provider, if such Covered Service Provider’s continuous service with the Company or an Affiliated Entity is terminated by a Covered Termination within eighteen (18) months of the date of the Change in Control, then any Stock Awards held by such Covered Service Provider shall immediately become fully vested and exercisable, and any repurchase right by the Company or any Affiliated Entity with respect to any shares of stock covered by such Stock Awards shall immediately lapse.

For purposes of this subsection 13(c), “Affiliated Entity” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

For purposes of this subsection 13(c), “Change in Control” means: (i) a dissolution or liquidation of the Company; (ii) a sale of all or substantially all of the assets of the Company; (iii) a merger or consolidation in which the Company is not the surviving corporation and in which beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors has changed; (iv) a reverse merger in which the Company is the surviving corporation but the shares of common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, and in which beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors has changed; (v) an acquisition by any person, entity, or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or subsidiary of the Company or other entity controlled by the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, or; (vi) in the event that the individuals who, as of the date of the adoption of this provision, are members of the Company’s Board of Directors (the “Incumbent Board”), cease for any reason to constitute at least fifty percent (50%) of the Board of Directors. (If the election, or nomination for election by the Company’s stockholders, of any new director is approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board.)

For purposes of this subsection 13(c), “Covered Service Provider” means all employees of the Company or an Affiliated Entity, members of the Board of Directors of the Company or an Affiliated Entity, and selected consultants providing significant services to the Company or an Affiliated Entity as of the occurrence of a transaction or event constituting a Change in Control.

For purposes of this subsection 13(c), “Covered Termination” means either an involuntary termination without “Cause” or a “ Constructive Termination.”

For purposes of this subsection 13(c), “Cause” means the occurrence of any of the following (and only the following): (i) conviction of the Covered Service Provider of any felony involving fraud or act of dishonesty against the Company or any Affiliated Entity; (ii) conduct by the Covered Service Provider which, based upon good faith and reasonable factual investigation and determination of the Company (or, if the Covered Service Provider is a named executive officer as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission, of the Board), demonstrates gross unfitness to serve; or, (iii) intentional, material violation by the Covered Service Provider to the Company or any Affiliated Entity, provided that in the event that any of the foregoing events is capable of being cured, the Company shall provide written notice to the Covered Service Provider describing the nature of such event and the Covered Service Provider shall thereafter have thirty (30) days to cure such event. In addition, if the Covered Service Provider is not a corporate officer of the Company (i.e., an Employee not holding the title of Vice President or higher), “Cause” shall also include poor performance of the Covered Service Provider’s services for the Company or any Affiliated Entity as determined by the Company following: (y) written notice to the Covered Service Provider describing the nature of such deficiency; and (z) the Covered Service Provider’s failure to cure such deficiency within thirty (30) days following receipt of such written notice.

For purposes of this subsection 13(c), “Constructive Termination” means that a Covered Service Provider who is a corporate officer of the Company (i.e., an Employee holding the title of Vice President or higher) voluntarily terminates his or her service after any of the following are undertaken without the Covered Service Provider’s express written consent: (i) the assignment to the Covered Service Provider of any duties or responsibilities which result in any diminution or adverse change of the Covered Service Provider’s position, responsibility, authority, status, circumstances, or scope of service as in effect immediately prior to a Change in Control of the Company, or a change in the Covered Service Provider’s titles or offices as in effect immediately prior to a Change in Control of the Company, or any removal of the Covered Service Provider from or any failure to re-elect the Covered Service Provider to any of such positions, except in connection with the termination of the Covered Service Provider’s service on account of death, disability, retirement, for Cause, or any voluntary termination of service by the Covered Service Provider other than Constructive Termination; (ii) a reduction by the Company in the Covered

Service Provider’s annual base compensation; (iii) any failure by the Company to continue in effect any benefit plan or arrangement, including incentive plans or plans to receive securities of the Company, in which the Covered Service Provider is participating at the time of a Change in Control of the Company (hereinafter referred to as “Benefit Plans”), or the taking of any action by the Company which would adversely affect the Covered Service Provider’s participation in or reduce the Covered Service Provider’s benefits under any Benefit Plans or deprive the Covered Service Provider of any fringe benefit enjoyed by the Covered Service Provider at the time of a Change in Control of the Company, provided, however, that the Covered Service Provider may not incur a Constructive Termination following a Change in Control of the Company if the Company offers a range of benefit plans and programs which, taken as a whole, are comparable to the Benefit Plans; (iv) a relocation of the Covered Service Provider or the Company’s offices to a location more than twenty-five (25) miles from the location at which the Covered Service Provider performed his or her duties prior to a Change in Control of the Company, except for required travel by the Covered Service Provider on the Company’s or any Affiliated Entity’s business to an extent substantially consistent with the Covered Service Provider’s business travel obligations at the time of a Change in Control of the Company; (v) any breach by the Company of any provision of a Stock Award Agreement; or, (vi) any failure by the Company to obtain the assumption of a Stock Award Agreement by any successor or assign of the Company.

14.	AMENDMENT OF THE PLAN AND STOCK AWARDS.
(a)	The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 13 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

		(i)	Increase the number of shares reserved for Stock Awards under the Plan;
(ii)	Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code); or

(iii)	Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code or to comply with the requirements of Rule 16b-3.

(b)	The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c)	It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Directors, or Consultants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d)	Rights and obligations under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless: (i) the Company requests the consent of the person to whom the Stock Award was granted; and (ii) such person consents in writing.

(e)	The Board at any time, and from time to time, may amend the terms of any Stock Award; provided, however, that the rights and obligations under any Stock Award shall not be impaired by any such amendment unless: (i) the Company requests the consent of the person to whom the Stock Award was granted; and (ii) such person consents in writing.

	(f)	The Board may amend the terms of any Stock Award (including, without limitation, by amending the Company’s Change in Control and Severance Benefit Plan) without approval by the stockholders of the

Company: (i) to extend the period for exercise of an Option pursuant to subsection 6(f), 6(g), or 6(h), provided that in no case shall such period extend beyond the term of the Option as set forth in the Option Agreement; or (ii) to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest pursuant to subsection 6(e), 7(d), or 8(b) or Section 13.

15.	TERMINATION OR SUSPENSION OF THE PLAN.
(a)	The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on August 31, 2007. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)	Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.

16.	EFFECTIVE DATE OF PLAN.

     The Plan shall become effective as determined by the Board, but no Stock Awards granted under the Plan that could not have been granted under the terms of the 1995 Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

19601 N. 27TH AVENUE
PHOENIX, AZ 85027

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to PETsMART, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	PETINC	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PETsMART, Inc.

Vote On Directors

1.	To elect three directors to hold office until the 2006 Annual Meeting	For	Withhold	For All	To withhold authority to vote, mark “For All Except”
	of Stockholders.	All	All	Except	and write the nominee's number on the line below.
	01) Jane Evans	|_|	|_|	|_|
02) Ronald Kirk
03) Walter J. Salmon

Vote On Proposal		For	Against	Abstain

2.	To approve our 2003 Equity Incentive Plan, an amendment and restatement of our 1995 Equity Incentive Plan.	|_|	|_|	|_|

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.	|_|	|_|	|_|

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 28, 2003, as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting and at any adjournment or postponement thereof.

	Yes	No

Please indicate if you plan to attend this meeting	|_|	|_|

HOUSEHOLDING ELECTION – Please indicate if you consent to receive certain future investor communications in a single package per household	|_|	|_|

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

2003 Annual Meeting of Stockholders

June 26, 2003 at 10:00 a.m. local time at

The Fairmont Dallas, 1717 North Akard Street, Dallas, Texas 75201

If you submit your proxy by telephone or Internet, do not return your proxy card.
Thank you for your proxy submission.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

PETsMART, Inc.
19601 North 27th Avenue
Phoenix, Arizona 85027

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 26, 2003

The undersigned hereby appoints Philip L. Francis and Scott A. Crozier, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of PETsMART, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on Thursday, June 26, 2003, at 10:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at The Fairmont Dallas, 1717 North Akard Street, Dallas, Texas 75201. We intend to mail this proxy card on or about May 12, 2003, to all stockholders entitled to vote at the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2.

YOUR VOTE IS IMPORTANT. PLEASE FOLLOW THE INSTRUCTIONS ON THIS PROXY CARD FOR VOTING BY INTERNET OR BY TELEPHONE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON; OR, IF YOU PREFER, KINDLY MARK, SIGN AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES). EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE